UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

Molecular Templates, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Molecular Templates, Inc.

Proxy Statement and

Notice of Special Meeting of Stockholders

to be held on November 26, 2024

October 28, 2024

To Our Stockholders:

You are cordially invited to attend a special meeting of stockholders (the “special meeting”) of Molecular Templates, Inc. (“MTEM” or the “Company”) to be held at 10:00 a.m. Eastern Time on November 26, 2024 in a virtual meeting format. This special meeting will be conducted solely via live audio webcast on the Internet. Holding a virtual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of the special meeting. In order to attend, you must register prior to the deadline of November 25, 2024 at 11:59 p.m. Eastern Time at https://web.viewproxy.com/mtem/2024. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the special meeting and will permit you to submit questions. You will not be able to attend the special meeting physically in person. Additional details regarding the meeting, the business to be conducted at the meeting, and information about Molecular Templates, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the special meeting, we will ask stockholders to approve (i) the dissolution of MTEM pursuant to Section 275 of the Delaware General Corporation Law (the “Dissolution”) and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which if approved, will authorize the Board of Directors of MTEM (the “Board of Directors”) to liquidate the Company in accordance with the terms thereof (the “Dissolution Proposal”) and (ii) the adjournment of the special meeting, from time to time, if deemed necessary or advisable by the Board of Directors or a committee thereof, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Dissolution Proposal (the “Adjournment Proposal”). The Board of Directors carefully reviewed and considered the Dissolution and liquidation and winding up of the Company pursuant to the Plan of Dissolution in light of the financial position of the Company, including its available cash, resources and operations, following and in light of the Company’s review and pursuit of strategic alternatives available to the Company (including financings, collaborations or other transactions), and taking into account the continued incurrence of cost by the Company notwithstanding previously announced cost-saving measures. The Company’s efforts to obtain financing or explore strategic alternatives have not succeeded to date, and the Board of Directors thus currently believes that any alternatives to the Dissolution available are likely limited. The Board of Directors deemed the Dissolution, and liquidation and winding-up of the Company pursuant to the Plan of Dissolution, advisable and in the best interests of the Company and its stockholders and/or residual claimants. The Board of Directors authorized, adopted and approved the Dissolution and the Plan of Dissolution and directed that the Dissolution and Plan of Dissolution be submitted to the Company’s stockholders for adoption and approval.

On or about October 28, 2024, we intend to begin sending this proxy statement, the attached notice of the special meeting and the enclosed proxy card to all stockholders entitled to vote at the special meeting.

We hope you will be able to attend the special meeting. Whether or not you plan to attend the special meeting, it is important that you cast your vote either at the time of the meeting or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading this proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote promptly by proxy so that your shares will be represented and voted at the virtual meeting, whether or not you can attend. Your stock will be voted in accordance with the instructions you have given in your proxy or, in the absence of such instructions, as recommended by the Board of Directors.

Thank you for your continued support of Molecular Templates, Inc.

Sincerely,

Eric E. Poma, Ph.D.

Chief Executive Officer and Chief Scientific Officer

MOLECULAR TEMPLATES, INC.

9301 Amberglen Blvd., Suite 100

Austin, TX 78729

(512) 869-1555

October 28, 2024

Notice of Special Meeting of Stockholders

TIME: 10:00 a.m. Eastern Time

DATE: November 26, 2024

PLACE: Special Meeting to be held live via the Internet – please visit https://web.viewproxy.com/mtem/2024 for more details*

PURPOSES:

1.

To consider and vote upon a proposal to approve the dissolution of the Company in accordance with Section 275 of the Delaware General Corporation Law (the “Dissolution”) and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”) which, if approved, will authorize the Board of Directors of the Company (the “Board of Directors”) to liquidate the Company in accordance with the terms thereof (the “Dissolution Proposal”);

2.

To approve an adjournment of the special meeting, from time to time, if deemed necessary or advisable by the Board of Directors or a committee thereof, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Dissolution Proposal (the “Adjournment Proposal”); and

3.	To transact such other business that is properly presented by the Board of Directors at the special meeting and any adjournments or postponements thereof.

*

We have determined that the special meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. In order to attend, you must register prior to the deadline of November 25, 2024 at 11:59 p.m. Eastern Time at https://web.viewproxy.com/mtem/2024 and enter the control number included in the proxy card that you receive. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the special meeting and will permit you to submit questions.

WHO MAY VOTE:

You may vote if you were the record owner of Molecular Templates, Inc. common stock at the close of business on October 15, 2024.

A list of stockholders of record will be available virtually during the special meeting and, during the 10 days prior to the special meeting, at our principal executive offices located at 9301 Amberglen Blvd., Suite 100, Austin, TX 78729.

All stockholders are cordially invited to attend the special meeting virtually via the Internet. To participate in the special meeting virtually via the Internet, please visit https://web.viewproxy.com/mtem/2024. In order to attend, you must register in advance at https://web.viewproxy.com/mtem/2024 prior to the deadline of November 25, 2024 at 11:59 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and to submit questions and vote during the meeting. You will not be able to attend the special meeting physically in person. Whether you plan to attend the special meeting virtually or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the special meeting. If you participate in and vote your shares at the special meeting, your proxy will not be used.

BY ORDER OF THE BOARD OF DIRECTORS

Michelle Iwamoto-Fan

Secretary

Stockholder Proposals	27

Other Matters	27

Where You Can Find More Information; Incorporation By Reference	27

Annex A – Plan of Liquidation and Dissolution of Molecular Templates, Inc.	A-1

Annex B – Sections 275 Through 283 of the DGCL	B-1

MOLECULAR TEMPLATES, INC.

9301 Amberglen Blvd., Suite 100

Austin, Texas 78729

(512) 869-1555

Proxy Statement for Molecular Templates, Inc.

Special Meeting of Stockholders to be

Held on November 26, 2024

This proxy statement, along with the accompanying Notice of Special Meeting of Stockholders (the “Notice”), contains information about the special meeting of stockholders of Molecular Templates, Inc. (the “special meeting”), including any adjournments or postponements of the special meeting. We are holding the special meeting at 10:00 a.m. Eastern Time on November 26, 2024 in a virtual format only.

We have determined that the special meeting will be held virtually via live audio webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the special meeting online by visiting https://web.viewproxy.com/mtem/2024. In order to attend, you must register in advance at https://web.viewproxy.com/mtem/2024 prior to the deadline of November 25, 2024 at 11:59 p.m. Eastern Time and enter the control number included in the proxy card that you receive. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions and vote.

This proxy statement relates to the solicitation of proxies by our Board of Directors (the “Board” or the “Board of Directors”) for use at the special meeting and any postponement or adjournment thereof.

On or about October 28, 2024, we will begin sending the Notice, proxy statement and the enclosed proxy card to all stockholders entitled to vote at the special meeting.

Explanatory Note

On August 1, 2017, Molecular Templates, Inc. (“Public Molecular”), formerly known as Threshold Pharmaceuticals, Inc. (“Threshold”), completed its business combination with Molecular Templates OpCo, Inc., or what was then known as “Molecular Templates, Inc.” (“Private Molecular”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of March 16, 2017, by and among Public Molecular, Trojan Merger Sub, Inc. (“Merger Sub”), our wholly owned subsidiary, and Private Molecular, pursuant to which Merger Sub merged with and into Private Molecular, with Private Molecular surviving as our wholly owned subsidiary, now known as “Molecular Templates OpCo, Inc.” (the “Merger”).

On August 11, 2023, we effected a reverse stock split of the Company’s common stock at a ratio of 1-for-15 (the “Reverse Split”). Unless otherwise noted, all references to share and per share amounts contained in this proxy statement reflect the Reverse Split.

In this proxy statement, unless the context specifically indicates otherwise, “the Company,” “we,” “us,” “our,” and “Molecular” refer to Public Molecular and its subsidiaries following the Merger, effective on August 1, 2017, and to Private Molecular and its subsidiaries prior to the Merger. References to “Pre-Merger Threshold” means Threshold prior to the Merger effective on August 1, 2017.

Molecular Templates, Inc. | 2024 Proxy Statement	1

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to

be Held on November 26, 2024 at 10:00 a.m.

Eastern Time

This proxy statement, the Notice, and our form of proxy card are available electronically for viewing, printing and downloading at https://web.viewproxy.com/mtem/2024. To view these materials please have your control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

2	Molecular Templates, Inc. | 2024 Proxy Statement

Important Information About the Special Meeting and Voting

Why is the Company Soliciting My Proxy?

The Board is soliciting your proxy to vote at the special meeting of stockholders to be held in a virtual meeting format on November 26, 2024, at 10:00 a.m. Eastern Time and any adjournments or postponements of the meeting, which we refer to as the special meeting. This proxy statement along with the accompanying Notice summarizes the purposes of the meeting and the information you need to know to vote at the special meeting.

We have sent you this proxy statement, the Notice, and the proxy card because you owned shares of our common stock on the record date. We intend to commence distribution of the proxy materials to stockholders on or about October 28, 2024.

How Do I Attend the Special Meeting?

We have determined that the special meeting will be held in a virtual meeting format only, with no physical in-person meeting. The special meeting will be held via live audio webcast on the Internet on November 26, 2024, starting at 10:00 a.m. Eastern Time. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. Stockholders may attend the special meeting by registering at https://web.viewproxy.com/mtem/2024. Stockholders may vote and submit questions while connected to the special meeting. You need not attend the special meeting in order to vote.

In order to attend the special meeting, you must register in advance at https://web.viewproxy.com/mtem/2024 prior to the deadline of November 25, 2024 at 11:59 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the special meeting, vote online during the special meeting and submit questions during the special meeting. You will also be permitted to submit questions at the time of registration. You may ask questions that are confined to matters properly presented at the special meeting and of general Company concern.

The special meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the special meeting prior to the start time. Online access will open approximately at 9:45 a.m. Eastern Time, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

What Happens if There Are Technical Difficulties during the Special Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual special meeting, voting at the special meeting or submitting questions at the special meeting. If you encounter any difficulties accessing the virtual special meeting during the check-in or meeting time, please call the technical support number 1-866-612-8937 or e-mail virtualmeeting@viewproxy.com.

Will I be able to ask questions and have these questions answered during the Virtual Special Meeting?

Stockholders may submit questions for the special meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform using the unique join link and password provided after registration and typing your question into the questions/chat pane of the control panel. Please submit any questions before the start time of the meeting.

Appropriate questions related to the business of the special meeting (the proposals being voted on) will be answered during the special meeting, subject to time constraints. Additional information regarding the ability of stockholders to ask questions during the special meeting, related to rules of conduct and other materials for the special meeting will be available at https://web.viewproxy.com/mtem/2024.

Who May Vote?

Only stockholders of record at the close of business on October 15, 2024 are entitled to vote at the special meeting. On this record date, there were 6,583,880 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock. Our Series A Convertible Preferred Stock does not have any voting rights with respect to the proposals to be voted on at the special meeting.

If on October 15, 2024 your shares of our common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record.

If on October 15, 2024 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by

Molecular Templates, Inc. | 2024 Proxy Statement	3

Important Information About the Annual Meeting and Voting

that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. If you want to vote in person at the virtual special meeting, you must register at https://web.viewproxy.com/mtem/2024 prior to the deadline of November 25, 2024 at 11:59 p.m. Eastern Time. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process. You do not need to attend the special meeting to vote your shares. Shares represented by valid proxies, received in time for the special meeting and not revoked prior to the special meeting, will be voted at the special meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the virtual special meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for, against or abstain with respect to each of the proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the special meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare, including if you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions on the proxy card to vote by Internet or telephone.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•

During the meeting. To vote during the live webcast of the special meeting, you must first register at https://web.viewproxy.com/mtem/2024. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the special meeting and to submit questions during the special meeting. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 10:00 a.m. Eastern Time on November 26, 2024.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares virtually at the special meeting, you must register at https://web.viewproxy.com/mtem/2024 prior to the deadline of November 25, 2024 at 11:59 p.m. Eastern Time. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the Dissolution Proposal; and

•	“FOR” the Adjournment Proposal, if necessary.

If any other matter is presented at the special meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the special meeting, other than those discussed in this proxy statement. None of our directors have any substantial interest in any matter to be acted upon other than as stockholders of the Company. None of our executive officers have any substantial interest in any matter to be acted on other than as a stockholder of the Company or as an employee of the Company.

4	Molecular Templates, Inc. | 2024 Proxy Statement

Important Information About the Annual Meeting and Voting

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the special meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying Molecular Templates, Inc.’s Secretary in writing before the special meeting that you have revoked your proxy; or

•

by attending the virtual special meeting and voting at the meeting. Attending the special meeting webcast will not in and of itself revoke a previously submitted proxy. You must specifically request at the special meeting that it be revoked or cast a vote at the special meeting.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted. If a broker, bank or other nominee holds your shares, you must contact such broker, bank or nominee in order to find out how to change your vote.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name, including if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on “routine” proposals without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the special meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a “non-routine” matter because it has not received instructions from you and does not have discretionary voting authority on that matter. The final determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Under the applicable rules governing such brokers, we believe the Dissolution Proposal and the Adjournment Proposal are non-routine matters. This means brokers would not be permitted to vote on these matters if the broker has not received instructions from the beneficial owner.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Dissolution Proposal	The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote thereon at the special meeting is required to approve the Dissolution Proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Abstentions, broker non-votes, and failures to vote will have the same effect as votes against the proposal.
Proposal 2: Adjournment Proposal	The affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve the Adjournment Proposal. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Molecular Templates, Inc. | 2024 Proxy Statement	5

Important Information About the Annual Meeting and Voting

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, a representative of Alliance Advisors, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.

Where Can I Find the Voting Results of the Special Meeting?

The preliminary voting results will be announced at the special meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the special meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and executive officers may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Special Meeting?

The presence, in person or by proxy, of the holders of a majority of all outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Votes of stockholders of record who are present virtually at the special meeting, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Why is the Board recommending approval of the Dissolution and Plan of Dissolution?

The Board carefully reviewed and considered the Dissolution and Plan of Dissolution in light of, in addition to other pertinent factors, the fact that the Company currently has no significant business prospects; the fact that the Company will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no source of revenue or currently available strategic or financing alternatives; and the fact that the Company has conducted a lengthy evaluation to identify remaining strategic alternatives involving the Company, such as a merger, asset sale, strategic partnership, financing alternatives or other business combination transaction, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders would receive in a liquidation. After due consideration of the options available to the Company, our Board has deemed the Dissolution to be advisable and in the best interests of the Company and its stockholders. See “Proposal No. 1 – Dissolution Proposal – Background of the Proposed Dissolution” and “Proposal No. 1 – Dissolution Proposal – Reasons for the Proposed Dissolution.”

What does the Plan of Dissolution entail?

The Plan of Dissolution provides a plan of dissolution of the Company to satisfy and proceed in accordance with the requirements of Section 281(b) of the Delaware General Corporation Law (“DGCL”) after considering (including, as appropriate, discussions with the Company’s outside advisors and consultants) the claims to which the Company may be subject to and how to satisfy the requirements of Section 281(b) of the DGCL. The Company is organized under the laws of the State of Delaware, so the Dissolution and Plan of Dissolution will be governed by the DGCL, which provides that we may file a Certificate of Dissolution (the “Certificate of Dissolution”) with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) following the required stockholder approval in accordance with Section 275 of the DGCL; however, the decision of whether or not to proceed with the Dissolution and Plan of Dissolution and when to file the Certificate of Dissolution will be made by the Board in its sole discretion.

What will happen if the Dissolution is approved?

If the Dissolution is approved by our stockholders, our Board will have sole discretion to determine if and when (at such time as they deem appropriate following stockholder approval of the Dissolution) to proceed with the Dissolution. If the Board decides to proceed with the Dissolution, we will liquidate any remaining assets, satisfy or make reasonable provisions for our remaining obligations to the extent of assets legally available, and make distributions to the stockholders of available proceeds, if any. Absent a change in circumstances following the date of this proxy statement, the Company does not presently expect that there will be any available proceeds for distributions to stockholders after the payment of our remaining obligations.

6	Molecular Templates, Inc. | 2024 Proxy Statement

Important Information About the Annual Meeting and Voting

If our Board determines that the Dissolution is not in our best interests or not in the best interests of our stockholders, our Board may direct that the Dissolution be abandoned, or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.

Will I be able to transfer my shares after the Dissolution?

If the Dissolution is approved by our stockholders and if the Board determines to proceed with the Dissolution, we will close our transfer books at the effective time of the Certificate of Dissolution (the “Effective Time”). After such time, we will not record any further transfers of our common stock, except pursuant to the provisions of a deceased stockholder’s will, intestate succession, or operation of law and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Effective Time, we will not issue any shares of our common stock upon exercise of outstanding options, warrants, or restricted stock units. As a result of the closing of our transfer books, it is anticipated that distributions, if any, made in connection with the Dissolution will likely be made pro rata to the same stockholders of record as the stockholders of record as of the Effective Time, and it is anticipated that no further transfers of record ownership of our common stock will occur after the Effective Time.

Do I have appraisal rights in connection with the Dissolution?

None of Delaware law, our amended and restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or our amended and restated Bylaws (the “Bylaws”) provides for appraisal or other similar rights for dissenting stockholders in connection with the Dissolution, and we do not intend to independently provide stockholders with any such right.

Are there any risks related to the Dissolution?

Yes. You should carefully review the section entitled “Risk Factors” beginning on page 9 of this proxy statement for a description of risks related to the Dissolution.

Will I owe any U.S. federal income taxes as a result of the Dissolution?

If the Dissolution is approved and implemented, distributions made to stockholders pursuant to the Plan of Dissolution, if any, would be intended to be treated as received by a stockholder as a series of liquidating distributions and could result in a U.S. federal income tax liability to the stockholder. A stockholder that is a U.S. Holder (as defined in “Proposal No. 1 — Dissolution Proposal — Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution”) generally will recognize gain or loss on a share-by-share basis equal to the difference between (1) the sum of the amount of cash and the fair market value of property, if any, distributed to the U.S. Holder with respect to each share, less any known liabilities assumed by the U.S. Holder or to which the distributed property (if any) is subject, and (2) the U.S. Holder’s adjusted tax basis in each share of our common stock. For a more detailed discussion, including with respect to Non-U.S. Holders (as defined below), see the section titled “Proposal No. 1 — Dissolution Proposal — Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 20 of this proxy statement for a summary of certain material U.S. federal income tax consequences of the Dissolution, including the ownership of an interest in a liquidating trust, if any. Stockholders are urged to carefully review the discussion of tax matters within this proxy statement and to consult their tax advisors as to the specific tax consequences to them of the Dissolution. However, as noted above and absent a change in circumstances following the date of this proxy statement, the Company does not presently expect that there will be any available proceeds for distributions to stockholders after the payment of our remaining obligations.

What will happen to our common stock if the Certificate of Dissolution is filed with the Secretary of State of Delaware?

If the Certificate of Dissolution is filed with the Secretary of State, our common stock (if not previously delisted and deregistered) will be delisted from The Nasdaq Capital Market (“Nasdaq”) and, potentially, deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From and after the Effective Time, and subject to applicable law, each holder of shares of our common stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Dissolution and the DGCL. After the Effective Time, our stock transfer records shall be closed, and we will not record or recognize any transfer of our common stock occurring after the Effective Time, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice. Under the DGCL, no stockholder shall have any appraisal rights in connection with the Dissolution.

We expect to file the Certificate of Dissolution and for the Dissolution to become effective as soon as reasonably practicable after the Dissolution is approved by our stockholders; however, the decision of whether or not to proceed with the Dissolution will be made by the Board in its sole discretion.

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Special Note Regarding Forward-Looking Statements

The information in this proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements include statements regarding the intent, belief or current expectations of members of our management team, as well as the assumptions on which such statements are based, and are generally identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “predicts,” “intends,” “should,” “could,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements in this proxy statement include, but are not limited to:

•	plans and expectations for the Dissolution;

•	beliefs about the Company’s available options and financial condition;

•	all statements regarding the tax and accounting consequences of the transactions contemplated by the Dissolution; and

•	all statements regarding the amount and timing of distributions made to stockholders, if any, in connection with the Dissolution.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Such statements are subject to known and unknown risks and uncertainties and other unpredictable factors, many of which are beyond our control. We make no representation or warranty (express or implied) about the accuracy of any of the forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. Many relevant risks are described under the caption “Risk Factors” on page 9 of this proxy statement, as well as throughout this proxy statement and the incorporated documents, and you should consider these important cautionary factors as you read this document.

The forward-looking statements in this proxy statement involve certain uncertainties and risks, including but not limited to:

•	our ability to complete the Dissolution in a timely manner, or at all;

•	the timing and amount of cash and other assets available for distribution, if any, to our stockholders upon Dissolution;

•	the impact of business uncertainties in connection with the Dissolution;

•	the occurrence of any event, change or circumstance that could give rise to the abandonment of the Plan of Dissolution;

•	the risk that we may have liabilities or obligations about which we are not currently aware;

•	the risk that the cost of settling our liabilities and contingent obligations could be higher than anticipated; and

•

other risks and uncertainties described in the Company’s most recent filings with the SEC (including under the caption “Risk Factors” in these filings), including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time.

Any forward-looking statements are made as of the date of this proxy statement only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this proxy statement or included in the documents incorporated by reference herein or other periodic reports or other documents or filings filed with or furnished to the SEC from time to time could materially and adversely affect our business, prospects, financial condition and results of operations. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this proxy statement.

8	Molecular Templates, Inc. | 2024 Proxy Statement

Risk Factors

In deciding how and whether to vote, you should carefully consider the following risk factors and all of the information contained in or incorporated by reference into this proxy statement, including but not limited to, the Company’s most recent filings with the SEC (including under the caption “Risk Factors” in these filings), including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time. In addition, you should keep in mind that the risks described below and under the caption “Risk Factors” in the Company’s most recent filings with the SEC are not the only risks that are relevant to your voting decision. The risks described below and under the caption “Risk Factors” in the Company’s most recent filings with the SEC are the risks that we currently believe are the material risks of which our stockholders should be aware in connection with their consideration of the Dissolution Proposal. Nonetheless, additional risks that are not presently known to us, or that we currently believe are not material, may also prove to be important.

Absent a change in circumstances following the date of this proxy statement, the Company does not presently expect that there will be any available proceeds for distribution to stockholders in connection with the Dissolution after the payment of our remaining obligations.

We cannot predict with certainty the amount of distributions, if any, to our stockholders. However, based on the information currently available to us, we do not expect there to be any amounts available for distribution to our stockholders in connection with the Dissolution. As discussed below and under current circumstances, our liabilities due upon dissolution would substantially exceed our assets. In addition, certain of our liabilities pursuant to our CVR Agreement with K2 HealthVentures LLC are secured by liens against substantially all of our assets. There are also uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and winding-up process such that we may not be able to estimate, at this current time, the ultimate amount of our liabilities to be incurred in connection with the Dissolution. Examples of these uncertainties include: unanticipated costs relating to the defense, satisfaction or settlement of lawsuits or other claims threatened against us or our directors or officers before, during and otherwise in connection with the Dissolution process; amounts necessary to resolve the claims of any creditors or other third parties that may not be fully paid; and delays in the Dissolution and liquidation or other winding up process.

In addition, as we wind down, we will continue to incur expenses from operations, including directors’ and officers’ insurance; payments to service providers and any continuing employees or consultants; taxes; legal, accounting and consulting fees and, potentially, expenses related to our filing obligations with the SEC, which may increase our liabilities. As a result, we cannot assure that any amount would be distributed to our stockholders if the Board of Directors proceeds with the Dissolution, and, as noted above and based on our current estimates, we do not presently expect any amounts to be distributed to our stockholders in connection with the Dissolution.

The announcement and implementation of the recent reductions in force of the Company’s employees and the Dissolution, whether or not such Dissolution is consummated, may adversely affect our business.

The announcement and implementation of the recent reductions in force of the Company’s employees in any future terminations or reductions in force in connection with the wind-down of the Company’s operations and the Dissolution, whether or not such Dissolution is consummated, may adversely affect the trading price of our common stock, our business and our relationships with third parties, including our partners and clinical research organizations.

If our stockholders do not approve the Dissolution Proposal, we would not be able to continue our business operations.

In March 2023, the Board of Directors approved a strategic reprioritization and corresponding reduction in workforce, designed to focus on the clinical development programs for MT-6402 (PD-L1), MT-8421 (CTLA-4), and MT-0169 (CD38), and preclinical activities related to our collaboration with Bristol Myers Squibb. This restructuring reduced our workforce by approximately 50%, resulted in the cessation of the MT-5111 (HER2) clinical development program, and focused the majority of our preclinical efforts around activities related to the Bristol Myers Squibb collaboration. In June 2023, we began implementation of a Board-approved strategic restructuring plan to extend our resources and to support our ongoing clinical studies. We reduced our workforce by approximately 44%. In light of our financial condition, we also began exploration of strategic alternatives to maximize shareholder value, including but not limited to potential financing/recapitalization opportunities, the sale of all, or part, of the company, or a merger, or other strategic transactions, and engaged third party financial advisors to assist in that process. In April 2024, we began implementation of another reduction in force to continue to extend our resources and to support our ongoing clinical studies. We reduced our then workforce by approximately 30%. In October 2024, we began implementation of another reduction in force of 60% of our then workforce to continue to extend our resources and support our clinical programs and its effort to maximize the value of the business and its assets. In connection with the wind-down of the Company’s operations and the Dissolution announced in October 2024, we implemented another reduction in force of substantially all of the Company’s employees, other than key members of management necessary to implement the wind-down and support the efforts to maximize the value of the business and its assets was completed.

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Risk Factors

If our stockholders do not approve the Dissolution Proposal, the Board of Directors may explore alternatives to the Dissolution, if any, available to the Company, including seeking bankruptcy protection. In such situations, the Company may be forced to cease operations, including any liquidation or clinical trial winddown activities, entirely.

Should our stockholders receive any liquidating distributions, our stockholders may be liable to third parties for part or all of the amount received from us in our liquidating distributions if our reserves were inadequate.

As noted above and while we do not presently expect to be able to make distributions to our stockholders in connection with the Dissolution, if we do make distributions and then fail to create an adequate contingency reserve for payment of our expenses, claims and obligations, each stockholder who has received a liquidating distribution could be held liable, pursuant to the DGCL, for payment to our creditors for claims brought prior to or after the expiration of the Survival Period (as defined below) after we file the Certificate of Dissolution with the Secretary of State (or, if we choose the Safe Harbor Procedures (as defined under the section entitled “Proposal No. 1 – Dissolution Proposal – Safe Harbor Procedures under DGCL Sections 280 and 281(a)” beginning on page 14 of this proxy statement), for claims brought prior to the expiration of the Survival Period), up to the lesser of (i) such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve and (ii) the amounts previously received by such stockholder in Dissolution from us and from any liquidating trust or trusts. Accordingly, in such event, a stockholder could be required to return part or all of the distributions previously made to such stockholder, and a stockholder could receive nothing from us under the Plan of Dissolution. Moreover, if a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount previously distributed does not cause a commensurate reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

We may be subject to securities or other litigation, which is expensive and could divert our attention.

We may be subject to securities class action or other litigation in connection with the Dissolution. Securities or other litigation against us could result in substantial costs and divert our management’s attention from completing the Dissolution, which could harm our business and increase our expenses, which could decrease the amount available for distribution to our stockholders, if any.

We may no longer be required to file reports with the SEC during the pendency of or following the consummation of the Dissolution. We currently do not expect to have the resources to continue in our SEC reporting obligations beyond the near term.

We may file a notice terminating our reporting obligations under the Exchange Act during the pendency of or following the consummation of the Dissolution. Once effective, we may no longer be required to file any annual, quarterly or other current reports with the SEC. If we continue to have obligations to file annual, quarterly and other current reports with the SEC, including during the pendency of or following the consummation of the Dissolution, we will have to incur costs and expenses to make such filings and to comply with the Exchange Act and the rules and regulations promulgated thereunder. We currently do not expect to have the resources to continue our reporting obligations beyond the near term. If we cease filing reports with the SEC, stockholders will have very little public information available about us and our operations and, to the extent shares our common stock were still traded or traded on Nasdaq, would likely be delisted and, immediately following delisting, trade on the OTC Pink Open Market. However, there can be no assurance that our common stock would be eligible for trading on any market. Even if traded on the OTC Pink Open Market, the delisting and lack of public information would likely result in it being more difficult for investors to dispose of or obtain accurate quotations as to the market value of our common stock.

The Board of Directors may determine not to proceed with the Dissolution.

Even if the Dissolution Proposal is approved by our stockholders, the Board of Directors may determine, in the exercise of its fiduciary duties, not to proceed with the Dissolution. If the Board of Directors elects to pursue any alternative to the Plan of Dissolution, our stockholders may still not receive any of the funds that may result from those alternatives. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.

Our stock transfer books will be closed at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State, after which it will not be possible for stockholders to publicly trade our stock.

On or following the Effective Date, we will close our stock transfer books and discontinue recording transfers of our common stock and Series A Convertible Preferred Stock. Thereafter, certificates representing shares of our capital stock will be treated as no longer outstanding and will not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after such date, any distributions made by us will be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

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Risk Factors

If we fail to retain the services of appropriate personnel, the Plan of Dissolution may not succeed.

The success of the Plan of Dissolution depends in large part upon our ability to retain the services of qualified personnel who will be charged with winding up our business following the Dissolution, subject to the Board of Directors’ continued oversight. The retention of qualified personnel may be particularly difficult under our current circumstances. There can be no assurance that we will be successful in retaining the services of such qualified personnel or that we will be able to retain the services of such qualified personnel for the amounts we are willing to pay for such services.

Our stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

Distributions made pursuant to the Plan of Dissolution, if any, are intended to be treated as received by a stockholder in exchange for the stockholder’s shares of our common stock. Accordingly, the amount of any such distribution will reduce the stockholder’s adjusted tax basis in such shares, but not below zero. Any excess will be taxable as capital gain, while any tax basis remaining in such shares following the final distribution pursuant to the Plan of Dissolution will be treated as a capital loss. Any such gain or loss generally will be long-term capital gain or loss, respectively, if such shares have been held for more than one year. The deductibility of capital losses is subject to limitations. For a more detailed discussion, see the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” of this proxy statement. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state, and local and non-U.S. tax laws.

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Proposal No. 1

Dissolution Proposal

We are asking you to adopt and approve the Dissolution and, following such Dissolution, the liquidation and winding-up of the Company pursuant to the Plan of Dissolution. Our Board has deemed the Dissolution to be advisable and in the best interests of the Company and its stockholders, has authorized, adopted, and approved the Dissolution and has authorized, adopted, and approved the Plan of Dissolution. The reasons for the Dissolution are described under “Proposal No. 1 – Dissolution Proposal – Background of the Proposed Dissolution” beginning on page 13 of this proxy statement. The Dissolution requires approval by the holders of a majority of the outstanding shares of our common stock entitled to vote thereon at the special meeting. Our Board recommends that our stockholders authorize the Dissolution.

In general terms, when we dissolve, we will cease conducting our business, wind up our affairs, dispose of our non-cash assets, pay or otherwise provide for our obligations, and distribute our remaining assets, if any, during a post-dissolution period of at least three years, as required by the DGCL. We will follow the dissolution and winding-up procedures prescribed by the DGCL, as described in further detail under “Proposal No. 1 –  Dissolution Proposal – Delaware Law Applicable to Our Dissolution” beginning on page 14 of this proxy statement. Our liquidation, winding up and distribution procedures will be further guided by our Plan of Dissolution, as described in further detail under “Proposal No. 1 –  Dissolution Proposal – Our Plan of Dissolution” beginning on page 16 of this proxy statement. You should carefully consider the risk factors relating to our complete dissolution and liquidation and described under “Risk Factors” beginning on page 9 of this proxy statement.

Subject to the requirements of the DGCL and the Plan of Dissolution, as further described below, we will use our existing cash to pay for our winding up procedures, including:

•	income and other taxes;

•

the costs associated with our Dissolution and winding up over the Survival Period; these costs may include, among others, expenses necessary to the implementation and administration of our Plan of Dissolution and fees and other amounts payable to professional advisors (including legal counsel, financial advisors and others) and to consultants and others assisting us with our Dissolution and winding up;

•	any claims by others against us that we do not reject as part of the winding up process;

•	any amounts owed by us under contracts with third parties;

•

the funding of any reserves or other security we are required to establish, or deem appropriate to establish, to pay for asserted claims (including lawsuits) and possible future claims, as further described below; and

•

solely to the extent remaining after provision for the above-described payments, liquidating distributions to be made to our stockholders, which distributions may be made from time to time as available and in accordance with the DGCL procedures described below.

No Expected Distributions to Stockholders

We cannot predict with certainty the amount of distributions, if any, to our stockholders. However, based on the information currently available to us and if our stockholders approve the Dissolution, we estimate there will not be any available proceeds for distribution to our stockholders in the Dissolution and, based on our current estimates, we expect that you will not receive any distribution. Notwithstanding the foregoing, we cannot predict the timing or amount of any distributions, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount, if any, that may ultimately be available for distribution to stockholders or the timing of any such distributions. Accordingly, you will not know whether there will be any distribution at all, or if there were to be a distribution, the exact amount of such distribution, when you vote on the proposal to approve the Plan of Dissolution. Distributions, if any, to our stockholders may be paid in one or more distributions. Such distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount of any such distributions (if any), as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions. Examples of uncertainties that could reduce the value of distributions (if any) to our stockholders include: unanticipated costs relating to the defense, satisfaction or settlement of existing or future lawsuits or other claims threatened against us or our officers or directors; amounts necessary to resolve claims of our creditors; and delays in the liquidation and dissolution due to our inability to settle claims or otherwise.

While we presently intend to pursue matters related to our liquidation and winding up as quickly as possible if we obtain approval from our stockholders, the timing of many elements of this process after our Dissolution will not be entirely within our control and,

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Proposal No. 1 Dissolution Proposal

therefore, we are unable to estimate when we would be able to begin making any post-Dissolution liquidating distributions to our stockholders, to the extent there was any amount to distribute. See the section entitled “Risk Factors” beginning on page 9 of this proxy statement.

The description of the Dissolution contained in this introductory section is general in nature and is subject to various other factors and requirements, as described in greater detail below.

Background of the Proposed Dissolution

In the ordinary course from time to time, our Board and management team have evaluated and considered a variety of financial and strategic opportunities for the Company as part of our long-term strategy to enhance value for our stockholders, such as a merger, asset sale, strategic partnership, financing alternatives or other business combination transaction.

Historically, we were a clinical-stage biopharmaceutical company focused on the discovery and development of targeted biologic therapeutics. Our proprietary biologic drug platform technology aimed to leverage the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer and immune-mediated diseases.

On March 29, 2023, the Board of Directors approved a strategic reprioritization and corresponding reduction in workforce, designed to focus on the clinical development programs for MT-6402 (PD-L1), MT-8421 (CTLA-4), and MT-0169 (CD38), and preclinical activities related to our collaboration with Bristol Myers Squibb. This restructuring reduced our workforce by approximately 50%, resulted in the cessation of the MT-5111 (HER2) clinical development program, and focused the majority of our preclinical efforts around activities related to the Bristol Myers Squibb collaboration. In June 2023, we began implementation of a Board-approved strategic restructuring plan to extend our resources and to support our ongoing clinical studies. We reduced our workforce by approximately 44%. In light of our financial condition, we also began exploration of strategic alternatives to maximize shareholder value, including but not limited to potential financing/recapitalization opportunities, the sale of all, or part, of the company, or a merger, or other strategic transactions, and engaged financial advisors to assist in that process. In April 2024, we began implementation of another reduction in force to continue to extend our resources and to support our ongoing clinical studies. We reduced our then workforce by approximately 30%. Since April of 2024, the Company has attempted a to complete various funding transactions and continued to evaluate and seek strategic alternatives. In connection with these efforts, our Board and management also consulted with advisors relating to the pursuit of a sale or merger of the Company, including a reverse merger, and the sale or disposition of some or all of the Company’s assets. Despite broad canvassing and discussions with multiple potential strategic and financing parties, we were unsuccessful in identifying and entering into agreements for any viable transactions. In October 2024, we implemented another reduction in force of 60% of our then workforce to continue to extend our resources and to support our ongoing clinical studies and our efforts to maximize the value of the business and its assets.

In light of these circumstances and our available resources, on October 11, 2024, our Board adopted resolutions approving the Plan of Dissolution and the Dissolution and recommending that our stockholders approve the Plan of Dissolution and the Dissolution.

On October 11, 2024, we announced the Plan of Dissolution and another reduction in workforce, which included the termination of substantially all of our employees in October 2024, except for certain key members of management necessary to implement the wind-down and support the efforts to maximize the value of the business and its assets.

Reasons for the Proposed Dissolution

The Board believes that the Dissolution is in our best interests and the best interests of our stockholders. As noted above, the Board considered and pursued at length potential strategic alternatives available to us such as a merger, asset sale, strategic partnership, financing alternatives or other business combination transaction, and, following the results of such review, now believes that pursuing a wind-up of the Company in accordance with the Plan of Dissolution is in the best interest of the Company and its stockholders.

In making its determination to approve the Dissolution, the Board considered, in addition to other pertinent factors, the fact that we currently have no significant remaining business operations or business prospects; the fact that we will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no source of revenue or financing alternatives; and the fact that we have conducted an evaluation to identify remaining strategic alternatives involving our assets or us as a whole, such as a merger, asset sale, strategic partnership, financing alternatives or other business combination transaction, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders would receive in a liquidation. As a result of its evaluation, the Board concluded that the Dissolution is the preferred strategy among the alternatives now available to us and is in our best interests and the best interests of our stockholders. Accordingly, the Board approved the Dissolution pursuant to the Plan of Dissolution and recommends that our stockholders approve the Dissolution Proposal.

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Proposal No. 1 Dissolution Proposal

Delaware Law Applicable to our Dissolution

We are a corporation organized under the laws of the State of Delaware and the Dissolution will be governed by the DGCL. The following is a brief summary of some of the DGCL provisions applicable to the Dissolution. The following summary is qualified in its entirely by Sections 275 through 283 of the DGCL, which are attached to this proxy statement as Annex B.

Delaware Law Generally

Authorization of Board and Stockholders. If a corporation’s board of directors deems it advisable that the corporation should dissolve, it may adopt a resolution to that effect by a majority vote of the whole board and notify the corporation’s stockholders entitled to vote on the dissolution of the adoption of the resolution and the calling of a meeting of stockholders to act on the resolution. Our Board has adopted and approved a resolution approving the Dissolution and the Plan of Dissolution and deeming them advisable and recommending them to our stockholders. Under the DGCL, the Dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting on the Dissolution Proposal.

Certificate of Dissolution. If a corporation’s stockholders authorize its dissolution, to consummate the dissolution the corporation must file a certificate of dissolution with the Secretary of State. If our stockholders authorize the Dissolution at the special meeting, we intend to file the Certificate of Dissolution with the Secretary of State as soon as practicable after the receipt of such approval. However, the timing of such filing is subject to the discretion of the Board.

Possible Permitted Abandonment of Dissolution. The resolution authorizing a dissolution adopted by a corporation’s board of directors may provide that, notwithstanding authorization of the dissolution by the corporation’s stockholders, the board of directors may abandon the dissolution without further action by the stockholders. To provide our Board with the maximum flexibility to act in the best interests of our stockholders, the resolutions adopted by our Board included language providing the board with the flexibility to abandon the Dissolution without further action of our stockholders at any time prior to the filing of the Certificate of Dissolution.

Time of Dissolution. When a corporation’s certificate of dissolution is filed with the Secretary of State and has become effective, along with the corporation’s tender of all taxes (including Delaware franchise taxes) and fees authorized to be collected by the Secretary of State, the corporation will be dissolved. We refer to the effective time of the Certificate of Dissolution herein as the “Effective Time.”

Continuation of Corporation After Dissolution

A dissolved corporation continues for the term of three years after dissolution, or such longer period as the Delaware Court of Chancery may direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against them, and enabling the corporation gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. A dissolved corporation may not, however, continue the business for the purpose for which it was organized. Any action, suit or proceeding begun by or against the corporation either prior to or within three years after the date of its dissolution does not abate by reason of the dissolution, and for the purpose of any such action, suit or proceeding, the corporation will continue beyond the Survival Period until any related judgments, orders or decrees are fully executed, without the necessity for any special direction by the Delaware Court of Chancery. Our Plan of Dissolution will govern our liquidation and winding-up process after Dissolution. See the section entitled “Proposal No. 1 –  Dissolution Proposal – Our Plan of Dissolution” beginning on page 16 of this proxy statement.

Payment and Distribution to Claimants and Stockholders

A dissolved corporation must pay or make reasonable provision to pay (or reserve of funds as security for payment in certain instances) all claims against the corporation in accordance with the applicable provisions of the DGCL. Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation. The dissolved corporation may do this by following one of two procedures, as described below.

Safe Harbor Procedures under DGCL Sections 280 and 281(a) (the “Safe Harbor Procedures”)

A dissolved corporation may elect to give notice of its dissolution to persons having a claim against the corporation (other than claims against the corporation in any pending actions, suits or proceedings to which the corporation is a party) (“Current Claimants”) and to persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured (“Contingent Contractual Claimants”), and after giving these notices, following the procedures set forth in the DGCL, as described below.

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Proposal No. 1 Dissolution Proposal

The Plan of Dissolution provides the Board with the discretion to elect to follow the Safe Harbor Procedures rather than the Alternative Procedures (as defined below).

Current Claimants

Notices and Publication. The notice to Current Claimants must state (1) that all such claims must be presented to the corporation in writing and must contain sufficient information reasonably to inform the corporation of the identity of the claimant and the substance of the claim; (2) the mailing address to which the claim must be sent; (3) the date (the “Claim Date”) by which the claim must be received by the corporation, which must be no earlier than 60 days from the date of the corporation’s notice; (4) that the claim will be barred if not received by the Claim Date; (5) that the corporation may make distributions to other claimants and the corporation’s stockholders or persons interested as having been such without further notice to the Current Claimant; and (6) the aggregate annual amount of all distributions made by the corporation to its stockholders for each of the three years before the date of dissolution. The notice must be published at least once a week for two consecutive weeks in a newspaper of general circulation in the county in which the corporation’s registered agent in Delaware is located and in the corporation’s principal place of business and, in the case of a corporation having $10.0 million or more in total assets at the time of dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of the notice, the corporation must also mail a copy of the notice by certified or registered mail, return receipt requested, to each known claimant of the corporation, including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.

Effect of Non-Responses to Notices. If the dissolved corporation does not receive a response to the corporation’s notice by the Claim Date from a Current Claimant who was given actual notice according to the foregoing paragraph, then the claimant’s claim will be barred.

Treatment of Responses to Notices. If the dissolved corporation receives a response to the corporation’s notice by the Claim Date, the dissolved corporation may accept or reject, in whole or in part, the claim. If the dissolved corporation rejects a claim, it must mail a notice of the rejection to the Current Claimant by certified or registered mail, return receipt requested, within 90 days after receipt of the claim (or, if earlier, at least 150 days before the expiration of the Survival Period). The notice must state that any claim so rejected will be barred if the Current Claimant does not commence an action, suit or proceeding with respect to the claim within 120 days of the date of the rejection.

Effect of Non-Responses to Rejections of Claims. If the dissolved corporation rejects a claim and the Current Claimant does not commence an action suit or proceeding with respect to the claim within the 120-day post-rejection period, then the Current Claimant’s claim will be barred.

Contingent Contractual Claims

Notices. The notice to Contingent Contractual Claimants (persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured) must be in substantially the same form and sent and published in the same manner, as notices to Current Claimants and shall request that Contingent Contractual Claimants present their claims in accordance with the terms of such notice.

Responses to Contractual Claimants. If the dissolved corporation receives a response by the date specified in the notice by which the claims from Contingent Contractual Claimants must be received by the corporation, which must be no earlier than 60 days from the date of the corporation’s notice to Contingent Contractual Claimants, the dissolved corporation must offer to the Contingent Contractual Claimant such security as the dissolved corporation determines is sufficient to provide compensation to the claimant if the claim matures. This offer must be mailed to the Contingent Contractual Claimant by certified or registered mail, return receipt requested, within 90 days of the dissolved corporation’s receipt of the claim (or, if earlier, at least 150 days before the expiration of the post- dissolution survival period). If the Contingent Contractual Claimant does not deliver to the dissolved corporation a written notice rejecting the offer within 120 days after receipt of the offer for security, the claimant is deemed to have accepted the security as the sole source from which to satisfy the claim against the dissolved corporation.

Determinations by Delaware Court of Chancery

A dissolved corporation that has complied with the Safe Harbor Procedures must petition the Delaware Court of Chancery to determine the amount and form of security that will be (1) reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party, other than a claim barred pursuant to the Safe Harbor Procedures, (2) sufficient to provide compensation to any Contingent Contractual Claimant who has rejected the dissolved corporation’s offer for security for such person’s claims made pursuant to the Safe Harbor Procedures, and (3) reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within five years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine, not to exceed ten years after the date of dissolution.

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Proposal No. 1 Dissolution Proposal

Payments and Distributions

If a dissolved corporation has followed the Safe Harbor Procedures, then it will (1) pay the current claims made but not rejected, (2) post the security offered and not rejected for contractual claims that are contingent, conditional or unmatured, (3) post any security ordered by the Delaware Court of Chancery in response to the dissolved corporation’s petition to the court described above, and (4) pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the dissolved corporation. If there are insufficient assets to make these payments and provisions, then they will be satisfied ratably in accordance with legal priorities, to the extent that assets are available.

All remaining assets, if any, will be distributed to the dissolved corporation’s stockholders, but not earlier than 150 days after the date of the last notice of rejection given by the dissolved corporation to a Current Claimant pursuant to the Safe Harbor Procedures.

Alternative Procedures under DGCL Section 281(b) (the “Alternative Procedures”)

If a dissolved corporation does not elect to follow the Safe Harbor Procedures, it must adopt a plan of distribution pursuant to which it will (1) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation, (2) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party and (3) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within ten years after the date of dissolution. The plan of distribution must provide that such claims shall be paid in full and any such provision for payment will be paid in full if there are sufficient assets. If there are insufficient assets to make these payments and provisions, then such claims and obligations shall be paid or provided for in accordance with their priority and, among claims of equal priority to the extent of assets legally available therefor. All remaining assets will be distributed to the dissolved corporation’s stockholders, if any.

Liabilities of Stockholders and Directors

If a dissolved corporation follows either the Safe Harbor Procedures or the Alternative Procedures, then a stockholder of the dissolved corporation who has received a liquidating distribution will not be liable for any claim against the dissolved corporation in an amount in excess of the lesser of (a) the stockholder’s pro rata share of the claim and (b) the amount distributed to the stockholder. If a dissolved corporation follows the Safe Harbor Procedures, then a stockholder of the dissolved corporation will not be liable for any claim against the dissolved corporation on which an action, suit or proceeding is not begun before the expiration of the Survival Period. In no event will the aggregate liability of a stockholder of a dissolved corporation for claims against the dissolved corporation exceed the amount distributed to the stockholder in dissolution. If a dissolved corporation fully complies with either the Safe Harbor Procedures or the Alternative Procedures, then the dissolved corporation’s directors will not be personally liable to the dissolved corporation’s claimants.

Application of These Procedures to Us

We currently plan to elect to follow the Alternative Procedures. However, our Plan of Dissolution specifically permits our Board the discretion to decide to abandon any plans to follow the Alternative Procedures and to follow the Safe Harbor Procedures permitted by Delaware law. If we follow the Safe Harbor Procedures, then the required published notices would be published in a newspaper of general circulation in New Castle County, Delaware (the location of our registered agent), and Austin, Texas (the location of our principal place of business). For more information about our liquidation, winding up and distribution procedures, see the section entitled “Proposal No. 1 – Dissolution Proposal – Our Plan of Dissolution” beginning on page 16 of this proxy statement.

Our Plan of Dissolution

We intend to conduct the Dissolution in accordance with the Plan of Dissolution, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement, to satisfy and proceed in accordance with the requirements of Section 281(b) of the DGCL. The following is a summary of our Plan of Dissolution and does not purport to be complete or contain all of the information that is important to you. To understand our Plan of Dissolution more fully, you are urged to read this proxy statement as well as the Plan of Dissolution. Our Plan of Dissolution may be modified, clarified or amended by action by our Board at any time and from time to time, as further described below.

Authorization and Effectiveness

Our Plan of Dissolution will be deemed approved if the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting on the Dissolution Proposal have authorized the Plan of Dissolution and the Dissolution, which will constitute our authorized plan and will evidence our authority to take all actions described in the Plan of Dissolution. Following the

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Proposal No. 1 Dissolution Proposal

authorization of the Dissolution by our stockholders, at such time as our Board determines to be appropriate, we will file the Certificate of Dissolution with the Delaware Secretary of State and ensure that all relevant taxes (including Delaware franchise taxes) and fees are paid. The Effective Time of our Dissolution will be when the Certificate of Dissolution is filed with the office of the Secretary of State or such later date and time that is stated in the Certificate of Dissolution.

Survival Period

For three years after the Effective Time (or such longer period as the Delaware Court of Chancery may direct) (the “Survival Period”), we will continue as a corporate body for the purpose of prosecuting and defending lawsuits (civil, criminal or administrative) by or against us; settling and closing our business; disposing of and conveying our property; discharging our liabilities in accordance with the DGCL; and distributing our remaining assets, if any, to our stockholders. We will no longer engage in the research and development of our product candidates. We anticipate that distributions, if any, to our stockholders will be made in cash, and may be made at any time, from time to time, in accordance with the DGCL.

General Liquidation, Winding Up and Distribution Process

We intend to elect to follow the Alternative Procedures described under the section entitled “Proposal No. 1 – Dissolution Proposal – Delaware Law Applicable to Our Dissolution – Alternative Procedures under DGCL Section 281(b)” beginning on page 16 of this proxy statement but our Board retains the discretion to opt to dissolve the Company in accordance with the Safe Harbor Procedures. As noted above and while we do not presently expect to be able to make distributions to our stockholders, if we do make distributions, the Board intends to seek to distribute funds to our stockholders as quickly as possible, as permitted by the DGCL and the Plan of Dissolution, and intends to take all reasonable actions to optimize the distributable value to our stockholders.

Continuing Employees and Consultants

During the Survival Period, we may retain, hire, employ or contract with employees, consultants, agents, trustees, independent professional advisors (including legal counsel, accountants and financial advisors) and others, as the Board may determine, from time to time, to be necessary or advisable to effect the Dissolution as described in our Plan of Dissolution. The Board expects that during the Dissolution, the Company will continue to retain Verdolino & Lowey, P.C. to help with the winding-up activities and administering the Dissolution. The Board also expects that outside legal and financial advisors will continue to advise on and assist with the Dissolution.

We may, in the absolute discretion of the Board, pay the Company’s directors, any employees it may hire, consultants, agents and other representatives, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they will be required to undertake in connection with the implementation of the Plan of Dissolution; however, given the Company’s already streamlined operations, the Board does not expect to hire any employees or otherwise expand the team of advisors and consultants currently in place.

Sale of Our Remaining Assets

We have a portfolio of patents, know how, trade secrets, and other intellectual property that covers our platform technologies. The Dissolution and the Plan of Dissolution contemplate the winding up of the Company under Section 278 of the DGCL, including the possible sale of all of our remaining non-cash assets, including our intellectual property, if and at such time as the Board may approve, without further stockholder approval. The Plan of Dissolution does not specify the manner in which we may sell our assets. Such sales could take the form of sales of individual assets, sales of groups of assets organized by type of asset or otherwise, a single sale of all or substantially all of our assets, or some other form of sale. The assets may be sold to one or more purchasers in one or more transactions over a period of time. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board. There can be no assurance that we will be able to sell our intellectual property assets on attractive terms, or at all. We do not anticipate amending or supplementing this proxy statement to reflect any such agreement or sale, unless required by applicable law, or selling any additional assets in the future. As noted above and based on information available to date, we do not presently expect that our stockholders will receive proceeds from such a sale or distribution. See the section entitled “Risk Factors” beginning on page 9 of this proxy statement.

Costs and Expenses

We will pay all costs and expenses that the Board may determine from time to time to be necessary or advisable to effect the Dissolution in accordance with the Plan of Dissolution and as may be necessary or advisable to continue our existence and operations. These costs and expenses may include, without limitation, brokerage, agency, professional, consulting and other fees and expenses of persons rendering services to the Company in connection with the matters described in the Plan of Dissolution and costs incurred to comply with contracts to which the Company is a party.

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Proposal No. 1 Dissolution Proposal

Indemnification

We will continue to indemnify our officers, directors, employees and agents in accordance with, and to the extent required or permitted by, the DGCL, our Certificate of Incorporation, Bylaws, and any contractual arrangements, whether these arrangements existed before the Dissolution or were entered into after the Dissolution. During the Survival Period, acts and omissions of any indemnified or insured person in connection with the implementation of the Plan of Dissolution will be covered to the same extent that they were covered before the effective time of the Dissolution. The Board is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.

Stockholder Consent

Authorization of the Dissolution by the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the special meeting thereon shall, shall, to the fullest extent permitted by law, constitute approval of all matters described in this proxy statement relating to the Dissolution, including our Plan of Dissolution.

Authorization of the Dissolution by the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting of the Company shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the effective time of the Dissolution, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of any and all contracts for sale, exchange or other disposition that are conditioned on stockholder approval.

Subsidiaries

As part of the Dissolution, we may take actions with respect to our subsidiaries, based on the advice and counsel of our legal and other advisors and in accordance with the requirements of the laws and charter documents governing such subsidiary, to liquidate, dissolve or otherwise wind up such subsidiaries.

Legal Claims

We will defend any claims against us, our officers or directors or our subsidiaries, whether a claim exists before the Effective Time or is brought during the Survival Period, based on advice and counsel of our legal and other advisors and in such manner, at such time and with such costs and expenses as our Board may approve from time to time. During the Survival Period, we may continue to prosecute any claims that we had against others before the Effective Time and may institute any new claims against any person as the Board may determine necessary or advisable to protect the Company and its assets and rights or to implement the Plan of Dissolution. At the Board’s discretion, we may defend, prosecute or settle any lawsuits, as applicable.

Effective Time; Stock of the Company

From and after the Effective Time, and subject to applicable law, each holder of shares of our capital stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Dissolution and the DGCL. After the Effective Time, our stock transfer records shall be closed, and we will not record or recognize any transfer of our capital stock occurring after the Effective Time, except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice. We expect the Effective Time to be as soon as reasonably practicable after the Dissolution is approved by our stockholders, and we intend to provide advance notice to our stockholders prior to closing our stock transfer records. No stockholder shall have any appraisal rights in connection with our Dissolution and winding-up. It is anticipated that no further trading of our shares will occur after the Effective Time.

Unclaimed Distributions

If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered a certificate evidencing ownership of the Company’s capital stock or provided other evidence of ownership as required in the Plan of Dissolution or by the Board or for any other reason, the distribution to which the stockholder is otherwise entitled will be transferred, at such time as the final liquidating distribution is made by us, or as soon as practicable after that distribution, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to the stockholder as the sole equitable owner of the distribution and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. The proceeds of any such distribution will not revert to or become the property of us or any other stockholder.

Liquidating Trust

While we do not currently propose transferring our assets to a liquidating trust, we may do so if deemed appropriate by our Board, based on advice of our legal, tax and accounting advisors. We may, for example, transfer assets to a liquidating trust if we are unable to complete the Dissolution within the initial three-years of the Survival Period.

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Proposal No. 1 Dissolution Proposal

Abandonment, Exceptions, Modifications, Clarifications and Amendments

Notwithstanding the authorization of the Dissolution by our stockholders as described in this proxy statement, our Board will have the right, as permitted by the DGCL, to abandon the Dissolution at any time before the Effective Time and terminate our Plan of Dissolution, without any action by our stockholders, if our Board determines that to do so is in the best interest of us and our stockholders. Without further action by our stockholders, our Board may, to the extent permitted by Delaware law, waive, modify or amend any part of our Plan of Dissolution, and may provide for exceptions to or clarifications of the terms of our Plan of Dissolution. After the Effective Time, revocation of the Dissolution would require stockholder approval under Delaware law.

Contingent Liabilities; Reserves

Under Delaware law, we are required, in connection with the Dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. We have used and anticipate continuing to use cash until the end of the Survival Period for a number of items, including, but not limited to, the following:

•	ongoing operating, reporting and listing expenses;

•	expenses, including retention amounts, incurred in connection with extending our directors’ and officers’ insurance coverage;

•	expenses incurred in connection with the Dissolution;

•	taxes imposed upon us and any of our assets; and

•	professional, legal, consulting and accounting fees.

To the extent we are able, we will seek to maintain a reserve, consisting of cash or other assets for the purposes of satisfaction of our current unknown, contingent and/or conditional claims and liabilities. We may also take other steps to provide for the satisfaction of the reasonably estimated amount of such claims and liabilities, including acquiring insurance coverage with respect to certain claims and liabilities.

There can be no assurance that a reserve will be sufficient or that we will be able to establish a reserve. If any of our estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and consulting fees) necessary to dissolve and liquidate the Company and the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of the reserve. After the liabilities, expenses and obligations for which the reserve is established have been satisfied in full (or determined not to be owed), we will distribute to our stockholders any remaining portion of the reserve.

In the event we fail to create an adequate reserve for the payment of our expenses and liabilities and amounts have been distributed to the stockholders under the Plan of Dissolution, our creditors may be able to pursue claims against our stockholders directly. See the section entitled “Risk Factors – Should our stockholders receive any liquidating distributions, our stockholders may be liable to third parties for part or all of the amount received from us in our liquidating distributions if our reserves were inadequate.” beginning on page 10 of this proxy statement.

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the reserve and any assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions, if any, to be made to stockholders under the Plan of Dissolution.

Reporting Requirements

Whether or not the Dissolution is approved, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act until we have exited from such reporting requirements. We plan to initiate steps to exit from certain reporting requirements under the Exchange Act. However, such process may be protracted, and we may be required to continue to file Current Reports on Form 8-K to disclose material events, including those related to the Dissolution. Accordingly, we may continue to incur expenses that would reduce any amount available for distribution, including expenses of complying with public company reporting requirements and paying its service providers, among others. As noted above and absent a change in circumstances, we do not currently expect to be able to have the resources to continue our reporting obligations beyond the near term.

Interests of Certain Persons in the Dissolution

After the Effective Time, we would likely no longer employ our current executive officers and expect that the current members of our Board would likely resign. Prior to the Effective Date, we expect to continue to compensate these individuals at a level consistent with their current compensation level.

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Proposal No. 1 Dissolution Proposal

See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the number of shares of common stock owned by our directors and executive officers.

Our Certificate of Incorporation, Bylaws, and the DGCL

During the Survival Period, we will continue to be governed by our Certificate of Incorporation and Bylaws, insofar as their terms apply and insofar as necessary or appropriate to implement our Plan of Dissolution. Our Board will continue to have the authority to amend our Bylaws as the Board may deem necessary or advisable. To any extent that the provisions of our Plan of Dissolution conflict with any provision of the DGCL, the provisions of the DGCL shall prevail.

Regulatory Approvals

We are not aware of any U.S. federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Dissolution, except for compliance with applicable SEC regulations in connection with this proxy statement and compliance with the DGCL. Additionally, the Dissolution requires that all franchise taxes due to or assessable by the state of Delaware including all franchise taxes due or which would be due or assessable for the entire calendar month during which such dissolution becomes effective have been paid by the corporation; and all annual franchise tax reports including a final annual franchise tax report for the year in which such dissolution becomes effective have been filed by the corporation.

Authority of the Board

Our Board, without further action by our stockholders, is authorized to take all actions as it deems necessary or advisable to implement our Plan of Dissolution. All determinations and decisions to be made by our Board will be at the absolute and sole discretion of our Board.

Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution

Certain U.S. Federal Income Tax Consequences

The following discussion is a general summary of certain material U.S. federal income tax consequences of the proposed Dissolution to our common stockholders that are U.S. Holders and Non-U.S. Holders (each defined below), but does not purport to be a complete analysis of all potential tax effects. The following discussion is based on the Internal Revenue Code of 1986, as amended (“Code”), its legislative history, the Treasury Regulations thereunder, and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state and local laws, federal laws other than those pertaining to U.S. federal income tax, and non-U.S. tax laws are not addressed in this proxy statement. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the Dissolution discussed below.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to our stockholders in light of their individual circumstances. The discussion below does not address any U.S. federal income tax consequences to our stockholders who, for U.S. federal tax purposes, are subject to special rules, such as:

•	banks, financial institutions or insurance companies;

•	tax-exempt entities or governmental entities;

•	persons who hold shares of our capital stock as part of a straddle, hedge, integrated transaction or conversion transaction;

•	persons who have been, but are no longer, citizens or residents of the United States;

•	persons holding shares of our capital stock through an S corporation, partnership or other fiscally transparent entity;

•	dealers or traders in securities, commodities or currencies, or other persons who have elected mark-to-market accounting;

•	grantor trusts;

•	U.S. persons whose “functional currency” is not the U.S. dollar;

•	regulated investment companies or real estate investment trusts;

•	persons who hold shares of our capital stock as “qualified small business stock” under Section 1202 of the Code or “section 1244 stock” under Section 1244 of the Code;

•

persons who received the shares of our capital stock through the exercise of incentive stock options or through the issuance of restricted stock under an equity incentive plan or through a tax qualified retirement plan;

•	persons who own (directly or through attribution) five percent or more (by voting power or value) of our capital stock;

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Proposal No. 1 Dissolution Proposal

•	persons deemed to sell shares of our capital stock under the constructive sale provisions of the Code;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax; or

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

Furthermore, this discussion does not apply to holders of options or warrants or stockholders who acquired their shares by exercising options or warrants, nor does it apply to stockholders who received their shares in connection with the performance of services. This discussion assumes that stockholders hold their shares of our capital stock as capital assets within the meaning of Section 1221 of the Code.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of capital stock of the Company that for U.S. federal income tax purposes is:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if the trust has validly elected to be treated as a U.S. person for U.S. federal tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have authority to control all of the substantial decisions of the trust.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our capital stock that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) is a beneficial owner of shares of our capital stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT LEGAL OR TAX ADVICE. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE DISSOLUTION ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Federal Income Tax Consequences of the Dissolution

Until all of our remaining assets have been distributed to our stockholders or a liquidating trust and the liquidation is complete, we will continue to be subject to U.S. federal income tax on our income, if any, such as interest income. We will recognize gain or loss, if any, upon the sale of any assets held directly by us in connection with our Dissolution in an amount equal to the difference between (1) the fair market value of the consideration received for each asset sold and (2) our adjusted tax basis in the asset sold. We may also recognize income from the liquidation and dissolution of our subsidiaries that will occur as part of the proposed Dissolution. We should not recognize any gain or loss upon the distribution of cash to our stockholders as part of the proposed Dissolution. Even assuming there were adequate assets for a distribution to our stockholders, we currently do not anticipate making distributions of property other than cash to stockholders as part of the proposed Dissolution (subject to the discussion in the section of this proxy statement entitled “Proposal No. 1 – Dissolution Proposal – No Expected Distributions to Stockholders”). If we do make a liquidating distribution to our stockholders of property other than cash, we generally will recognize gain or loss upon the distribution of the property as if the property were sold to our stockholders for its fair market value on the date of the distribution. Any tax liability resulting from the proposed Dissolution will reduce the cash available for distribution to our stockholders.

We intend for distributions made pursuant to the Plan of Dissolution to be treated as a series of distributions in complete liquidation of the Company, and this discussion assumes this treatment will be respected. Notwithstanding the foregoing, it is possible that the IRS or a court could determine that any of these distributions is a current distribution. In addition, if the Dissolution is abandoned or revoked, these distributions would be treated as current distributions. A current distribution would be treated as a dividend for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits. Under this treatment, amounts not treated as dividends for U.S. federal income tax purposes would constitute a return of capital and first be applied against and reduce a holder’s adjusted tax basis in its shares of our capital stock, but not below zero. Any excess would be treated as capital gain. Stockholders should consult their tax advisors with respect to the proper characterization of any distributions made pursuant to the Plan of Dissolution.

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Proposal No. 1 Dissolution Proposal

U.S. Federal Income Tax Consequences to U.S. Holders

U.S. Holders that receive any distributions made by us pursuant to the Plan of Dissolution will be treated as receiving those amounts as full payment in exchange for their shares of capital stock in the Company. A U.S. Holder generally will recognize gain or loss on a share-by-share basis equal to the difference between (1) the sum of the amount of cash and the fair market value of property, if any, distributed to the U.S. Holder with respect to each share (including distributions to any liquidating trust), less any known liabilities assumed by the U.S. Holder or to which the distributed property (if any) is subject, and (2) the U.S. Holder’s adjusted tax basis in each share of our capital stock. A U.S. Holder may determine gain or loss on a block-by-block basis if the U.S. Holder holds blocks of our capital stock (generally as a result of acquiring a block of capital stock at the same time and at the same price). Each U.S. Holder must allocate liquidating distributions proportionately to each share of capital stock, or, if applicable, each block of capital stock, held by the U.S. Holder. Liquidating distributions are first applied against, and reduce, the U.S. Holder’s adjusted tax basis with respect to a share or a block before recognizing any gain or loss. A U.S. Holder will recognize gain to the extent the aggregate distributions allocated to the share of capital stock or, if applicable, block of capital stock exceeds the U.S. Holder’s adjusted tax basis with respect to such share or such block. A U.S. Holder will recognize loss only to the extent the U.S. Holder has an adjusted tax basis with respect to a share or a block after taking into account all liquidating distributions allocated to the share or the block. Any loss can only be recognized in the tax year that a U.S. Holder receives our final liquidating distribution.

Generally, gain or loss recognized by a U.S. Holder in connection with the proposed Dissolution will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held a share or block for more than one year or short-term capital gain or loss if the U.S. Holder has held the share or block for one year or less. Certain U.S. Holders, including individuals, may qualify for preferential tax rates on long-term capital gains. The deductibility of capital losses is subject to certain limitations. While we do not anticipate distributing any contingent claims to our U.S. Holders or a liquidating trust as part of the proposed Dissolution, amounts, if any, received by a U.S. Holder upon the resolution of a contingent claim that has been distributed could be considered ordinary income rather than capital gain. U.S. Holders should consult their own tax advisors with respect to the tax consequences of receiving a contingent claim as part of the proposed Dissolution.

If a U.S. Holder is required to satisfy any liability not fully covered by our reserve (see the section of this proxy statement entitled “Contingent Liabilities; Reserves”), payments by such U.S. Holder in satisfaction of such liabilities would generally result in a capital loss in the year paid, which, in the hands of individual U.S. Holders, cannot be carried back to prior years to offset capital gains realized from a liquidating distribution in those years.

If we effect the proposed Dissolution, we intend to provide U.S. Holders and the IRS with statements indicating the amount of cash, and, as applicable, our best estimates of the fair market value of any other property, distributed to our U.S. Holders (or transferred to the liquidating trust) at such time and in such manner as required by applicable Treasury Regulations.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Non-U.S. Holders that receive any distributions made by us pursuant to the Plan of Dissolution will be treated as receiving those amounts as full payment in exchange for their shares of capital stock. The amount of any such distributions allocable to a block of shares of our capital stock owned by the Non-U.S. Holder will reduce the Non-U.S. Holder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be treated as capital gain. A Non-U.S. Holder will not be subject to U.S. federal income tax on any such gain unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•

the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition (as such days are calculated pursuant to Section 7701(b) of the Code) and certain other requirements are met; or

•	our capital stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

22	Molecular Templates, Inc. | 2024 Proxy Statement

Proposal No. 1 Dissolution Proposal

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were a USRPHC, gain recognized by a Non-U.S. Holder will not be subject to U.S. federal income tax if one or more exceptions from these rules under the Code (and Treasury Regulations thereunder) apply.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding

U.S. Holders

Distributions to any U.S. Holder that fails to provide the appropriate certification in accordance with applicable Treasury Regulations generally will be reduced by backup withholding at the rate applicable at the time of the distributions. Backup withholding generally will not apply to payments made to certain exempt recipients, such as corporations. Backup withholding is not an additional tax. Amounts that are withheld under backup withholding rules may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. U.S. Holders should consult their own tax advisors regarding the application of backup withholding in their particular circumstances.

Non-U.S. Holders

A distribution made pursuant to the Plan of Dissolution and received within the United States or through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. Proceeds from a distribution made pursuant to the Plan of Dissolution and received through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO THEM.

Vote Required

Under the DGCL, the Dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon at the special meeting. Abstentions, broker non-votes, and failures to vote will have the same effect as votes against the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE DISSOLUTION PROPOSAL.

Molecular Templates, Inc. | 2024 Proxy Statement	23

Proposal No. 2

Adjournment Proposal

Our stockholders are being asked to consider and vote upon an adjournment of the special meeting, from time to time, if deemed necessary or advisable by the Board of Directors or a committee thereof, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Dissolution Proposal.

In the Adjournment Proposal, we are asking you to authorize the granting of discretionary authority to the Board of Directors or any committee thereof to adjourn the special meeting, from time to time, to a later date or dates, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal. If the stockholders approve the Adjournment Proposal, we could adjourn the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted.

The affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve the Adjournment Proposal.

THE BOARD RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, FROM TIME TO TIME, IF DEEMED NECESSARY OR ADVISABLE BY THE BOARD OF DIRECTORS OR ANY COMMITTEE THEREOF, INCLUDING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE DISSOLUTION PROPOSAL.

24	Molecular Templates, Inc. | 2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2024:

•	each of our named executive officers,

•	each of our directors,

•	all of our current directors and executive officers as a group, and

•	each stockholder known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of September 30, 2024 pursuant to the conversion of our Series A Convertible Preferred Stock and exercise of options or warrants, each to the extent applicable, to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Each share of our common stock is entitled to one vote on each matter considered at the special meeting and shares of our Series A Preferred Stock do not have any voting rights, unless converted into common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 6,583,880 shares of common stock outstanding on September 30, 2024.

Name and Address of Beneficial Owner**	Shares Beneficially Owned
	Number	Percent
Five Percent Stockholders:
Biotech Target N.V. (1) Ara Hill Top Building Unit A-5 Pletterijwg Oost 1, Curacao	1,279,820	19.4%
Entities affiliated with BVF Partners L.P. (2) 44 Montgomery St., 40th Floor San Francisco, CA 94104	672,767	9.9%
Entities affiliated with SilverArc Capital Management, LLC (3) 20 Park Plaza, 4th Floor Boston, MA 02116	661,491	9.9%
Entities affiliated with SHV Management Services, LLC (4) c/o Santé Ventures 201 West 5th Street, Suite 1500 Austin, TX 78701	657,781	9.9%
K2 HealthVentures Equity Trust LLC (5) 855 Boylston Street, 10th Floor Boston, MA 02116	730,323	9.9%

Named Executive Officers and Directors:
Eric E. Poma, Ph.D. (6)	157,499	2.5%
Jason S. Kim (7)	65,765	1.1%
Roger Waltzman	—	*
Maurizio Voi	—	*
David R. Hoffmann (8)	8,019	*
Kevin Lalande (9)	664,949	10.1%
Corsee Sanders, Ph.D. (10)	5,686	*
Harold E. “Barry” Selick, Ph.D. (11)	10,406	*
Gabriela Gruia, M.D. (12)	7,331	*
All directors and current executive officers as a group (9 persons) (13)	919,655	13.9%

Molecular Templates, Inc. | 2024 Proxy Statement	25

Security Ownership of Certain Beneficial Owners and Management

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
**	Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Molecular Templates, Inc., 9301 Amberglen Blvd., Suite 100, Austin, TX 78729.

(1)

Consists of 1,279,820 shares of common stock held by Biotech Target N.V. BB Biotech AG is the sole stockholder of Biotech Target N.V. and may be deemed to share voting and investment power over our securities held by Biotech Target N.V. BB Biotech AG disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein.

(2)

Consists of (i) 274,190 shares of common stock held by Biotechnology Value Fund, L.P. (“BVF”), (ii) 215,721 shares of common stock held by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 24,806 shares of common stock held by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), (iv) 7,521 shares of common stock held by MSI BVF SPV, LLC (“MSI BVF”), and (v) 150,529 shares of common stock issuable upon exercise of prefunded warrants held by BVF exercisable within 60 days of September 30, 2024. BVF I GP LLC is the general partner of BVF. BVF II GP LLC is the general partner of BVF2. BVF Partners OS Ltd. is the general partner of Trading Fund OS. BVF GP Holdings is the sole member of BVF I GP LLC and BVF II GP LLC. BVF Partners L.P. is the sole member of BVF Partners OS Ltd. and investment manager of BVF, BVF2, Trading Fund OS and MSI BVF. BVF Inc. is the general partner of BVF Partners L.P. Mark N. Lampert is director and officer of BVF Inc. Each of BVF I GP LLC, BVF II GP LLC, BVF Partners OS Ltd., BVF GP Holdings LLC, BVF Partners L.P. BVF Inc. and Mr. Lampert disclaims beneficial ownership of securities beneficially owned by the selling stockholders.

(3)

Consists of (i) 25,956 shares of common stock held by SilverArc Capital Alpha Fund I, L.P. (“SilverArc I”), (ii) 508,280 shares of common stock held by SilverArc Capital Alpha Fund II, L.P. (“SilverArc II”), (iii) 89,602 shares of common stock held by Squarepoint Diversified Partners Fund Limited and (iv) 37,653 shares of common stock issuable upon exercise of common warrants held by SilverArc I and SilverArc II exercisable within 60 days of September 30, 2024. SilverArc Capital Management, LLC is the controlling entity of SilverArc Capital Alpha Fund I, L.P., SilverArc Capital Alpha Fund II, L.P. and Squarepoint Diversified Partners Fund Limited and is solely owned by Devesh Gandhi. Mr. Gandhi may be deemed to have shared voting and investment power of the securities managed by SilverArc Capital Management, LLC. Mr. Gandhi disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.

(4)

This information is based solely on a Schedule 13D filed with the SEC on April 2, 2024. Consists of (i) 57,644 shares of common stock held by Santé Health Ventures I Annex Fund, L.P., (ii) 406,486 shares of common stock held by Santé Health Ventures I, L.P., (iii) 3,333 shares of common stock held by SHV Management Services, L.P, (iv) 175,000 shares of common stock held by SHV MTEM SPV, LLC (“SHV SPV”), (v) 14,800 shares of common stock held by SHVMS, LLC, and (vi) 518 shares of common stock issuable upon exercise of prefunded warrants held by SHV SPV exercisable within 60 days of September 30, 2024. The securities held by SHV MTEM SPV, LLC, Santé Health Ventures I Annex Fund, L.P. and Santé Health Ventures I, L.P. and SHVMS, LLC may be deemed to be beneficially owned by Kevin Lalande, a member of our Board, Joe Cunningham, M.D. and Douglas D. French, who are managing directors (the “SHV Directors”) of SHV Management Services, LLC (“SHV Management”). SHV Management is the general partner of SHV Annex Services, LP, which is the general partner of Santé Health Ventures I Annex Fund, L.P. SHV Management is also the general partner of SHV Management Services, LP, which is the general partner of Santé Health Ventures I, L.P. Sante Accel Ventures IV, LLC (“Accel IV”) is the managing member of SHV SPV, Sante Health Ventures IV, L.P. (“SHV IV”) is the managing member of Accel IV, SHV Management Services IV, LP (“SHV IV Services”) is the general partner of SHV IV and SHV Management Services IV, LLC (“SHV IV Management”) is the general partner of SHV IV Services. Each of the SHV Directors, SHV Management, SHV Annex Services, LP and SHV Management Services, LP disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein.

(5)

This information is based solely on a Schedule 13G filed with the SEC on February 14, 2024. Consists of the right to acquire within 60 days of September 30, 2024 upon (i) exercise of warrants to purchase 322,077 shares of Common Stock at an exercise price of $5.8785 per share, which warrants expire on June 16, 2033 directly held by K2 HealthVentures Equity Trust LLC (“K2HV Equity”) and (ii) exercise of a contingent value right to convert up to $3,000,000 of the remaining balance of the Issuer’s outstanding debt obligations to K2 Health Ventures LLC under the Loan and Security Agreement, dated as of May 21, 2020, into 408,246 shares of Common Stock to K2HV Equity in lieu of receiving cash payment.

(6)

Consists of (i) 18,507 shares of common stock held by Dr. Poma and (ii) 138,992 shares of our common stock issuable upon the exercise of options to purchase common stock held by Dr. Poma exercisable within 60 days of September 30, 2024.

(7)

Consists of (i) 6,366 shares of our common stock and (ii) 59,399 shares of our common stock issuable upon the exercise of options to purchase common stock held by Mr. Kim exercisable within 60 days of September 30, 2024.

(8)	Consists of 8,019 shares of our common stock issuable upon the exercise of options to purchase common stock held by Mr. Hoffmann exercisable within 60 days of September 30, 2024.
(9)

Shares reported as beneficially owned by Mr. Lalande include (i) 57,644 shares of common stock held by Santé Health Ventures I Annex Fund, L.P., (ii) 406,486 shares of common stock held by Santé Health Ventures I, L.P., (iii) 3,333 shares of common stock held by SHV Management Services, L.P, (iv) 175,000 shares of common stock held by SHV MTEM SPV, LLC (“SHV SPV”), (v) 14,800 shares of common stock held by SHVMS, LLC, and (vi) 7,686 shares of our common stock issuable upon the exercise of options to purchase common stock held by Mr. Lalande exercisable within 60 days of September 30, 2024. The securities held by SHV MTEM SPV, LLC, Santé Health Ventures I Annex Fund, L.P. and Santé Health Ventures I, L.P. and SHVMS, LLC may be deemed to be beneficially owned by Kevin Lalande, a member of our Board, Joe Cunningham, M.D. and Douglas D. French, who are managing directors (the “SHV Directors”) of SHV Management Services, LLC (“SHV Management”). SHV Management is the general partner of SHV Annex Services, LP, which is the general partner of Santé Health Ventures I Annex Fund, L.P. SHV Management is also the general partner of SHV Management Services, LP, which is the general partner of Santé Health Ventures I, L.P. Sante Accel Ventures IV, LLC (“Accel IV”) is the managing member of SHV SPV, Sante Health Ventures IV, L.P. (“SHV IV”) is the managing member of Accel IV, SHV Management Services IV, LP (“SHV IV Services”) is the general partner of SHV IV and SHV Management Services IV, LLC (“SHV IV Management”) is the general partner of SHV IV Services. Mr. Lalande disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(10)	Consists of 5,686 shares of our common stock issuable upon the exercise of options to purchase common stock held by Dr. Sanders exercisable within 60 days of September 30, 2024.
(11)

Consists of (i) 2,720 shares of our common stock held by Dr. Selick and (ii) 7,686 shares of our common stock issuable upon the exercise of options to purchase common stock within 60 days of September 30, 2024.

(12)	Consists of 7,331 shares of our common stock issuable upon the exercise of options to purchase common stock held by Dr. Gruia exercisable within 60 days of September 30, 2024.
(13)	See footnotes (6) through (12) above.

26	Molecular Templates, Inc. | 2024 Proxy Statement

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including this proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy this proxy statement to you upon written or oral request to our transfer agent, Computershare, by calling their toll-free number 1-888-451-0183. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact Computershare at the above phone number or write them at PO BOX 505000, Louisville, KY 40233-5000.

Stockholder Proposals and Nominations for Director

We do not intend to hold future annual meetings of stockholders if the Plan of Dissolution is approved with the Secretary of State of Delaware.

Other Matters

The Board knows of no other business which will be presented to the special meeting. If any other business is properly brought before the special meeting, proxies will be voted in accordance with the judgment of the persons named therein.

Where You Can Find More Information; Incorporation by Reference

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, (“EDGAR”), via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this proxy statement, except as to any portion of any future report or document that is not deemed filed under such provisions:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 29, 2024, and as amended on Form 10-K/A that we filed with the SEC on April 25, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 15, 2024 and August 14, 2024, respectively; and

•

our Current Reports on Form 8-K (other than the portions thereof that are furnished and not filed) as filed with the SEC on January  17, 2024, March  15, 2024, March  28, 2024, April  12, 2024, June  3, 2024, September  27, 2024, October  4, 2024, and October 11, 2024.

Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this proxy statement is delivered, a copy of the documents incorporated by reference into this proxy statement but not delivered with the proxy statement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this proxy statement, at no cost by writing us at the following address: Attn: Corporate Secretary, Molecular Templates, Inc., 9301 Amberglen Blvd, Suite 100, Austin, TX 78729, or by calling us at (512) 869-1555.

Molecular Templates, Inc. | 2024 Proxy Statement	27

Annex A

Plan of Liquidation and Dissolution

Of

Molecular Templates, Inc.

This Plan of Liquidation and Dissolution (“Plan”) is intended to accomplish the dissolution (“Dissolution”) of Molecular Templates, Inc., a Delaware corporation (such corporation or a successor entity, “Company”) in accordance with Section 275 of the Delaware General Corporation Law (“DGCL”), and following such Dissolution, the winding up and liquidation of the Company, in accordance with Section 281(b) of the DGCL.

1.	Approval of Plan. The Board of Directors of the Company (“Board”) has adopted this Plan and presented the Plan to the Company’s stockholders.

2.

Certificate of Dissolution. Subject to Section 14 hereof, after the stockholders of the Company approve the Dissolution, the Company shall file with the Office of the Secretary of State of the State of Delaware a certificate of dissolution (“Certificate of Dissolution”) in accordance with the DGCL at such time as determined by the Board in its sole discretion (the time of such filing, or such later time as stated therein, “Effective Time”).

3.

Cessation of Business Activities. After the Effective Time, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan.

4.

Continuing Employees and Consultants. The Company may hire or retain such employees, consultants and advisors as the Company deems necessary or desirable to supervise or facilitate the Dissolution and subsequent liquidation and winding up of the Company.

5.	Liquidation and Winding Up Process.

From and after the Effective Time, the Company shall complete the following corporate actions:

i.

The Company (a) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (b) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, and (c) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the date of dissolution. All such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor.

ii.

(After the payments and provisions are made pursuant to clause (i) above, if there are any assets remaining, the Company shall distribute to its stockholders, in accordance with the Company’s certificate of incorporation, as amended and/or restated through the Effective Time, all remaining assets, including all available cash, including the cash proceeds of any sale, exchange or disposition. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board in its absolute discretion, may determine. In furtherance of Section 5(i) of this Plan, if and to the extent deemed necessary, appropriate or desirable by the Board, in its absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.

Notwithstanding anything contained herein to the contrary, the Company, at the discretion of the Board, may opt to liquidate and wind-up the Company in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL.

6.

Cancellation of Stock. The distributions to the Company’s stockholders pursuant to Section 5 hereof, if any, shall be deemed to be in complete cancellation of all of the outstanding shares of capital stock of the Company as of the date that the continuation of the Company’s legal existence terminates in accordance with Section 278 of the DGCL. From and after the Effective Time, and subject to applicable law, the holders of all outstanding shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 5 hereof. As a condition to receipt of any distribution to the Company’s stockholders, with respect to any certificated shares of capital stock, the Company may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of capital stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Company of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Company. The Company will close its stock transfer books and discontinue recording transfers of shares of capital stock of the Company at the Effective Time, and thereafter any

Molecular Templates, Inc. | 2024 Proxy Statement	A-1

Annex A

certificate representing shares of capital stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, operation of law or upon the dissolution of the stockholders or their successors.

7.

Conduct of the Company Following Approval of the Plan. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of the DGCL provides that a dissolved corporation shall be continued for the term of 3 years from such dissolution or for such longer period as the Court of Chancery shall in its discretion direct, a body corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and of enabling it gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit or proceeding begun by or against the corporation either prior to or within 3 years after the date of its dissolution, the action shall not abate by reason of the dissolution of the corporation; the corporation shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the 3-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery. The powers of the officers and directors of the corporation shall continue during this time period in order to allow them to take the necessary steps to wind up the affairs of the corporation.

8.

Absence of Appraisal Rights. Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for shares of capital stock of the Company in connection with the transactions contemplated by the Plan.

9.

Abandoned Property. If any distribution to the stockholders of the Company cannot be made, whether because such stockholder cannot be located, has not surrendered its certificate evidencing the capital stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the extent permitted by law, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of, and for ultimate distribution to, such stockholders as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

10.

Stockholder Consent to Sale of Assets. Adoption of this Plan by the stockholders of the Company shall constitute the approval of such stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition that are conditioned on adoption of this Plan.

11.

Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

12.

Compensation. In connection with and for the purpose of implementing and assuring the completion of this Plan, the Company may pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

13.

Indemnification. The Company shall continue to indemnify, and advance expenses to, its officers, directors, employees, agents and trustee, as applicable, in accordance with its Certificate of Incorporation, Bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification and advancement shall apply to acts or omissions of such persons, as applicable, in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Company is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations or as the Board may determine to be necessary or desirable.

14.

Modification or Abandonment of the Plan. Notwithstanding adoption of this Plan by the stockholders of the Company, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by such stockholders to the extent permitted by the DGCL.

15.

Authorization. The Board is hereby authorized, without further action by the stockholders of the Company, to do and perform or cause the officers of the Company to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up the affairs of the Company.

A-2	Molecular Templates, Inc. | 2024 Proxy Statement

Annex B

Sections 275 through 283 of the DGCL

§ 275. Dissolution generally; procedure.

(a)

If it should be deemed advisable in the judgment of the board of directors of any corporation that it should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution to be given to each stockholder entitled to vote thereon as of the record date for determining the stockholders entitled to notice of the meeting.

(b)

At the meeting a vote shall be taken upon the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon shall vote for the proposed dissolution, a certification of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.

(c)

Dissolution of a corporation may also be authorized without action of the directors if all the stockholders entitled to vote thereon shall consent in writing and a certificate of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.

(d)

If dissolution is authorized in accordance with this section, a certificate of dissolution shall be executed, acknowledged and filed, and shall become effective, in accordance with § 103 of this title. Such certificate of dissolution shall set forth:

(1)	The name of the corporation;

(2)	The date dissolution was authorized;

(3)

That the dissolution has been authorized by the board of directors and stockholders of the corporation, in accordance with subsections (a) and (b) of this section, or that the dissolution has been authorized by all of the stockholders of the corporation entitled to vote on a dissolution, in accordance with subsection (c) of this section;

(4)	The names and addresses of the directors and officers of the corporation; and

(5)	The date of filing of the corporation’s original certificate of incorporation with the Secretary of State.

(e)

The resolution authorizing a proposed dissolution may provide that notwithstanding authorization or consent to the proposed dissolution by the stockholders, or the members of a nonstock corporation pursuant to § 276 of this title, the board of directors or governing body may abandon such proposed dissolution without further action by the stockholders or members.

(f)

If a corporation has included in its certificate of incorporation a provision limiting the duration of its existence to a specified date in accordance with § 102(b)(5) of this title, a certificate of dissolution shall be executed, acknowledged and filed in accordance with § 103 of this title within 90 days before such specified date and shall become effective on such specified date. Such certificate of dissolution shall set forth:

(1)	The name of the corporation;

(2)	The date specified in the corporation’s certificate of incorporation limiting the duration of its existence;

(3)	The names and addresses of the directors and officers of the corporation; and

(4)	The date of filing of the corporation’s original certificate of incorporation with the Secretary of State.

The failure to timely file a certificate of dissolution pursuant to this subsection with respect to any corporation shall not affect the expiration of such corporation’s existence on the date specified in its certificate of incorporation pursuant to § 102(b)(5) of this title and shall not eliminate the requirement to file a certificate of dissolution as contemplated by this subsection. If a certificate of good standing is issued by the Secretary of State after the date specified in a corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title, such certificate of good standing shall be of no force or effect.

(g)	A corporation shall be dissolved upon the earlier of:

(1)	The date specified in such corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title; or

(2)	The effectiveness in accordance with § 103 of this title of a certificate of dissolution filed in accordance with this section.

§ 276. Dissolution of nonstock corporation; procedure.

(a)

Whenever it shall be desired to dissolve any nonstock corporation, the governing body shall perform all the acts necessary for dissolution which are required by § 275 of this title to be performed by the board of directors of a corporation having capital stock. If any members of a nonstock corporation are entitled to vote for the election of members of its governing body or are entitled to vote for dissolution under the certificate of incorporation or the bylaws of such corporation, such members shall

Molecular Templates, Inc. | 2024 Proxy Statement	B-1

Annex B

perform all the acts necessary for dissolution which are contemplated by § 275 of this title to be performed by the stockholders of a corporation having capital stock, including dissolution without action of the members of the governing body if all the members of the corporation entitled to vote thereon shall consent in writing and a certificate of dissolution shall be filed with the Secretary of State pursuant to § 275(d) of this title. If there is no member entitled to vote thereon, the dissolution of the corporation shall be authorized at a meeting of the governing body, upon the adoption of a resolution to dissolve by the vote of a majority of members of its governing body then in office. In all other respects, the method and proceedings for the dissolution of a nonstock corporation shall conform as nearly as may be to the proceedings prescribed by § 275 of this title for the dissolution of corporations having capital stock.

(b)

If a nonstock corporation has not commenced the business for which the corporation was organized, a majority of the governing body or, if none, a majority of the incorporators may surrender all of the corporation rights and franchises by filing in the office of the Secretary of State a certificate, executed and acknowledged by a majority of the incorporators or governing body, conforming as nearly as may be to the certificate prescribed by § 274 of this title.

(c)

If a nonstock corporation has included in its certificate of incorporation a provision limiting the duration of its existence to a specified date in accordance with § 102(b)(5) of this title, a certificate of dissolution shall be executed, acknowledged and filed in accordance with § 103 of this title within 90 days before such specified date and shall become effective on such specified date. Such certificate of dissolution shall include the information required by § 275(f) of this title. The failure to timely file a certificate of dissolution pursuant to this subsection with respect to any nonstock corporation shall not affect the expiration of such corporation’s existence on the date specified in its certificate of incorporation pursuant to § 102(b)(5) of this title and shall not eliminate the requirement to file a certificate of dissolution as contemplated by this subsection. If a certificate of good standing is issued by the Secretary of State after the date specified in a nonstock corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title, such certificate of good standing shall be of no force or effect.

§ 277. Payment of franchise taxes before dissolution, merger, transfer or conversion.

No corporation shall be dissolved, merged, transferred (without continuing its existence as a corporation of this State) or converted under this chapter until:

(1)

All franchise taxes due to or assessable by the State including all franchise taxes due or which would be due or assessable for the entire calendar month during which such dissolution, merger, transfer or conversion becomes effective have been paid by the corporation; and

(2)

All annual franchise tax reports including a final annual franchise tax report for the year in which such dissolution, merger, transfer or conversion becomes effective have been filed by the corporation; notwithstanding the foregoing, if the Secretary of State certifies that an instrument to effect a dissolution, merger, transfer or conversion has been filed in the Secretary of State’s office, such corporation shall be dissolved, merged, transferred or converted at the effective time of such instrument.

§ 278. Continuation of corporation after dissolution for purposes of suit and winding up affairs.

All corporations, whether they expire by their own limitation or are otherwise dissolved, shall nevertheless be continued, for the term of 3 years from such expiration or dissolution or for such longer period as the Court of Chancery shall in its discretion direct, bodies corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against them, and of enabling them gradually to settle and close their business, to dispose of and convey their property, to discharge their liabilities and to distribute to their stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit or proceeding begun by or against the corporation either prior to or within 3 years after the date of its expiration or dissolution, the action shall not abate by reason of the dissolution of the corporation; the corporation shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the 3-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery. Sections 279 through 282 of this title shall apply to any corporation that has expired by its own limitation, and when so applied, all references in those sections to a dissolved corporation or dissolution shall include a corporation that has expired by its own limitation and to such expiration, respectively.

§ 279. Trustees or receivers for dissolved corporations; appointment; powers; duties.

When any corporation organized under this chapter shall be dissolved in any manner whatever, the Court of Chancery, on application of any creditor, stockholder or director of the corporation, or any other person who shows good cause therefor, at any time, may either appoint 1 or more of the directors of the corporation to be trustees, or appoint 1 or more persons to be receivers, of and for the corporation, to take charge of the corporation’s property, and to collect the debts and property due and belonging to the corporation, with power to prosecute and defend, in the name of the corporation, or otherwise, all such suits as may be necessary or proper for the purposes aforesaid, and to appoint an agent or agents under them, and to do all other acts which might be done by the corporation, if in being, that may be necessary for the final settlement of the unfinished business of the corporation. The powers of the trustees or receivers may be continued as long as the Court of Chancery shall think necessary for the purposes aforesaid.

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Annex B

§ 280. Notice to claimants; filing of claims.

(a) (1)

After a corporation has been dissolved in accordance with the procedures set forth in this chapter, the corporation or any successor entity may give notice of the dissolution, requiring all persons having a claim against the corporation other than a claim against the corporation in a pending action, suit or proceeding to which the corporation is a party to present their claims against the corporation in accordance with such notice. Such notice shall state:

a.

That all such claims must be presented in writing and must contain sufficient information reasonably to inform the corporation or successor entity of the identity of the claimant and the substance of the claim;

b.	The mailing address to which such a claim must be sent;

c.	The date by which such a claim must be received by the corporation or successor entity, which date shall be no earlier than 60 days from the date thereof; and

d.	That such claim will be barred if not received by the date referred to in paragraph (a)(1)c. of this section; and

e.

That the corporation or a successor entity may make distributions to other claimants and the corporation’s stockholders or persons interested as having been such without further notice to the claimant; and

f.	The aggregate amount, on an annual basis, of all distributions made by the corporation to its stockholders for each of the 3 years prior to the date the corporation dissolved.

Such notice shall also be published at least once a week for 2 consecutive weeks in a newspaper of general circulation in the county in which the office of the corporation’s last registered agent in this State is located and in the corporation’s principal place of business and, in the case of a corporation having $10,000,000 or more in total assets at the time of its dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of such notice, the corporation or successor entity shall mail a copy of such notice by certified or registered mail, return receipt requested, to each known claimant of the corporation including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.

(2)

Any claim against the corporation required to be presented pursuant to this subsection is barred if a claimant who was given actual notice under this subsection does not present the claim to the dissolved corporation or successor entity by the date referred to in paragraph (a) (1)c. of this section.

(3)

A corporation or successor entity may reject, in whole or in part, any claim made by a claimant pursuant to this subsection by mailing notice of such rejection by certified or registered mail, return receipt requested, to the claimant within 90 days after receipt of such claim and, in all events, at least 150 days before the expiration of the period described in § 278 of this title; provided however, that in the case of a claim filed pursuant to § 295 of this title against a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery the time period shall be as provided in § 296 of this title, and the 30-day appeal period provided for in § 296 of this title shall be applicable. A notice sent by a corporation or successor entity pursuant to this subsection shall state that any claim rejected therein will be barred if an action, suit or proceeding with respect to the claim is not commenced within 120 days of the date thereof, and shall be accompanied by a copy of §§ 278-283 of this title and, in the case of a notice sent by a court- appointed receiver or trustee and as to which a claim has been filed pursuant to § 295 of this title, copies of §§ 295 and 296 of this title.

(4)

A claim against a corporation is barred if a claimant whose claim is rejected pursuant to paragraph (a)(3) of this section does not commence an action, suit or proceeding with respect to the claim no later than 120 days after the mailing of the rejection notice.

(b) (1)

A corporation or successor entity electing to follow the procedures described in subsection (a) of this section shall also give notice of the dissolution of the corporation to persons with contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or unmatured, and request that such persons present such claims in accordance with the terms of such notice. Provided however, that as used in this section and in § 281 of this title, the term “contractual claims” shall not include any implied warranty as to any product manufactured, sold, distributed or handled by the dissolved corporation. Such notice shall be in substantially the form, and sent and published in the same manner, as described in paragraph (a)(1) of this section.

(2)

The corporation or successor entity shall offer any claimant on a contract whose claim is contingent, conditional or unmatured such security as the corporation or successor entity determines is sufficient to provide compensation to the claimant if the claim matures. The corporation or successor entity shall mail such offer to the claimant by certified or registered mail, return receipt requested, within 90 days of receipt of such claim and, in all events, at least 150 days before the expiration of the period described in § 278 of this title. If the claimant offered such security does not deliver in writing to the corporation or successor entity a notice rejecting the offer within 120 days after receipt of such offer for security, the claimant shall be deemed to have accepted such security as the sole source from which to satisfy the claim against the corporation.

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Annex B

(c) (1)

A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party other than a claim barred pursuant to subsection (a) of this section.

(2)

A corporation or successor entity which has given notice in accordance with subsections (a) and (b) of this section shall petition the Court of Chancery to determine the amount and form of security that will be sufficient to provide compensation to any claimant who has rejected the offer for security made pursuant to paragraph (b)(2) of this section.

(3)

A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security which will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 5 years after the date of dissolution or such longer period of time as the Court of Chancery may determine not to exceed 10 years after the date of dissolution. The Court of Chancery may appoint a guardian ad litem in respect of any such proceeding brought under this subsection. The reasonable fees and expenses of such guardian, including all reasonable expert witness fees, shall be paid by the petitioner in such proceeding.

(d)

The giving of any notice or making of any offer pursuant to this section shall not revive any claim then barred or constitute acknowledgment by the corporation or successor entity that any person to whom such notice is sent is a proper claimant and shall not operate as a waiver of any defense or counterclaim in respect of any claim asserted by any person to whom such notice is sent.

(e)

As used in this section, the term “successor entity” shall include any trust, receivership or other legal entity governed by the laws of this State to which the remaining assets and liabilities of a dissolved corporation are transferred and which exists solely for the purposes of prosecuting and defending suits, by or against the dissolved corporation, enabling the dissolved corporation to settle and close the business of the dissolved corporation, to dispose of and convey the property of the dissolved corporation, to discharge the liabilities of the dissolved corporation and to distribute to the dissolved corporation’s stockholders any remaining assets, but not for the purpose of continuing the business for which the dissolved corporation was organized.

(f)

The time periods and notice requirements of this section shall, in the case of a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery, be subject to variation by, or in the manner provided in, the Rules of the Court of Chancery.

(g)

In the case of a nonstock corporation, any notice referred to in the last sentence of paragraph (a)(3) of this section shall include a copy of § 114 of this title. In the case of a nonprofit nonstock corporation, provisions of this section regarding distributions to members shall not apply to the extent that those provisions conflict with any other applicable law or with that corporation’s certificate of incorporation or bylaws.

§ 281. Payment and distribution to claimants and stockholders.

(a)	A dissolved corporation or successor entity which has followed the procedures described in § 280 of this title:

(1)	Shall pay the claims made and not rejected in accordance with § 280(a) of this title,

(2)	Shall post the security offered and not rejected pursuant to § 280(b)(2) of this title,

(3)	Shall post any security ordered by the Court of Chancery in any proceeding under § 280(c) of this title, and

(4)	Shall pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the corporation or such successor entity.

Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejections given pursuant to § 280(a)(3) of this title. In the absence of actual fraud, the judgment of the directors of the dissolved corporation or the governing persons of such successor entity as to the provision made for the payment of all obligations under paragraph (a)(4) of this section shall be conclusive.

(b)

A dissolved corporation or successor entity which has not followed the procedures described in § 280 of this title shall, prior to the expiration of the period described in § 278 of this title, adopt a plan of distribution pursuant to which the dissolved corporation or successor entity (i) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation or such successor entity, (ii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party and (iii) shall make such provision as will be

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Annex B

reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 10 years after the date of dissolution. The plan of distribution shall provide that such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such plan shall provide that such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation.

(c)

Directors of a dissolved corporation or governing persons of a successor entity which has complied with subsection (a) or (b) of this section shall not be personally liable to the claimants of the dissolved corporation.

(d)	As used in this section, the term “successor entity” has the meaning set forth in § 280(e) of this title.

(e)

The term “priority,” as used in this section, does not refer either to the order of payments set forth in paragraph (a)(1)-(4) of this section or to the relative times at which any claims mature or are reduced to judgment.

(f)

In the case of a nonprofit nonstock corporation, provisions of this section regarding distributions to members shall not apply to the extent that those provisions conflict with any other applicable law or with that corporation’s certificate of incorporation or bylaws.

§ 282. Liability of stockholders of dissolved corporations.

(a)

A stockholder of a dissolved corporation the assets of which were distributed pursuant to § 281(a) or (b) of this title shall not be liable for any claim against the corporation in an amount in excess of such stockholder’s pro rata share of the claim or the amount so distributed to such stockholder, whichever is less.

(b)

A stockholder of a dissolved corporation the assets of which were distributed pursuant to § 281(a) of this title shall not be liable for any claim against the corporation on which an action, suit or proceeding is not begun prior to the expiration of the period described in § 278 of this title.

(c)	The aggregate liability of any stockholder of a dissolved corporation for claims against the dissolved corporation shall not exceed the amount distributed to such stockholder in dissolution.

§ 283. Jurisdiction.

The Court of Chancery shall have jurisdiction of any application prescribed in this subchapter and of all questions arising in the proceedings thereon, and may make such orders and decrees and issue injunctions therein as justice and equity shall require.

Molecular Templates, Inc. | 2024 Proxy Statement	B-5

PROXY MOLECULAR TEMPLATES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOLECULAR TEMPLATES, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, NOVEMBER 26, 2024 AT 10:00 A.M. (EST) The undersigned hereby acknowledges receipt of the notice of the Special Meeting (as defined below) and appoints Eric E. Poma, Ph.D. as proxy, with full power of substitution, and hereby authorizes him to represent and to vote, as designated on the reverse side of this proxy card (or, if no instruction is given, as the Board of Directors recommends), all shares of common stock of Molecular Templates, Inc., which the undersigned is entitled to vote at the 2024 Special Meeting of Stockholders to be held on Tuesday, November 26, 2024 at 10:00 a.m. (EST) (the “Special Meeting”) and at any adjournment or postponement thereof, and further authorizes him to vote in his discretion upon such other matters as may properly come before such Special Meeting and at any adjournment or postponement thereof. The Special Meeting will be held virtually via live audio webcast on the Internet. In order to attend the Special Meeting, you must register at https://web.viewproxy.com/mtem/2024 by 11:59 p.m. (EST) on November 25, 2024. If you have properly registered, you will receive a registration confirmation with a link to attend the virtual Special Meeting. On the day of the Special Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Special Meeting are contained in the Proxy Statement in the Important Information About the Special Meeting and Voting section under “How Do I Attend the Special Meeting?” and “How Do I Vote?” This proxy card, when properly executed and delivered, will be voted in the manner directed on the reverse side. If no designation is made, the shares will be voted as the Board of Directors recommends, as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the Special Meeting or any adjournments or postponement thereof. Please mark, date, sign, and mail your proxy promptly in the envelope provided. ï, PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ï, KEEP THIS PORTION FOR YOUR RECORDS. Address changes/comments: Important Notice for Molecular Templates, Inc. Stockholders: 2024 Special Meeting of Stockholders Tuesday, November 26, 2024, at 10:00 a.m. Eastern Standard Time Important Notice Regarding the Availability of Proxy Materials: Proxy Statement are available at: https://web.viewproxy.com/mtem/2024 IMPORTANT: SIGNATURE REQUIRED ON THE OTHER SIDE.

Please mark your votes like this ☒ THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1 and 2. Proposal 1. To adopt and approve the dissolution of the Company in accordance with Section 275 of the Delaware General Corporation Law and the Plan of Liquidation and Dissolution which will authorize the Board of Directors of the Company to liquidate the Company in accordance with the terms thereof (the “Dissolution Proposal”). FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal 2. To approve an adjournment of the special meeting, from time to time, if deemed necessary or advisable by the Board of Directors or a committee thereof, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Dissolution Proposal. FOR ☐ AGAINST ☐ ABSTAIN ☐ Date DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) Signature Signature (Joint Owners) For address changes and/or comments, please check this box and write them on the back where indicated ☐ VIRTUAL CONTROL NUMBER ï, PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ï, VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your control number ready when voting by Internet or Telephone. INTERNET Vote Your Proxy on the Internet: Go to www.aalvote.com/MTEMSM Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.